EXHIBIT 1

Granite Real Estate Investment Trust

Annual Information Form

March 4, 2020

GENERAL MATTERS

This annual information form contains information about both Granite Real Estate Investment Trust and Granite REIT Inc. The trust units of Granite REIT and the common shares of Granite GP trade as stapled units (‘‘Stapled Units’’), each consisting of one REIT Unit and one GP Share. The Stapled Units are listed on the TSX under the symbol ‘‘GRT.UN’’ and on the NYSE under the symbol ‘‘GRP.U’’.

Date of Information

Information in this AIF is dated as of December 31, 2019, unless otherwise indicated.

Note Regarding Financial Information

Financial information of Granite REIT and Granite GP is presented on a combined basis as permitted under exemptions granted by applicable Canadian securities regulatory authorities. Accordingly, throughout this Annual Information Form, unless otherwise specified or the context otherwise indicates, ‘‘Granite’’ refers to the combined Granite REIT and Granite GP and their subsidiaries.

Financial data included in this Annual Information Form has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. This Annual Information Form should be read in conjunction with the combined financial statements and management’s discussion and analysis and appended notes, each of which appear in Granite’s annual report for 2019. Granite refers to Canadian dollars as ‘‘dollars’’ or ‘‘$’’, United States dollars as ‘‘USD’’ and Euros as ‘‘EUR’’. Granite publishes its financial statements in Canadian dollars.

Non-IFRS Measures

In addition to using financial measures determined in accordance with IFRS, Granite also uses certain non-IFRS measures in managing its business to measure financial and operating performance as well as for capital allocation decisions and valuation purposes. Granite believes that providing these measures on a supplemental basis to the IFRS results is helpful to investors in assessing the overall performance of Granite’s business. These non-IFRS measures include net leverage ratio. Readers are cautioned that this measure does not have a standardized meaning prescribed under IFRS and, therefore, should not be construed as an alternative to net income, cash provided by operating activities or any other measure calculated in accordance with IFRS. Additionally, because this term does not have a standardized meaning prescribed by IFRS, it may not be comparable to similarly titled measures presented by other reporting issuers. Refer to ‘‘Glossary of Terms’’ for a definition of net leverage ratio. Net leverage ratio is calculated from the audited combined financial statements as at and for the year ended December 31, 2019 as follows:

As at December 31, 2019		(in millions)
Unsecured debt, net		$1,187.0
Cross currency interest rate swaps, net		30.3
Less: cash and cash equivalents		298.7
Net debt	[A]	$951.6
Investment properties, all unencumbered by secured debt	[B]	$4,457.9
Net leverage ratio	[A]/[B]	21%

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FORWARD-LOOKING STATEMENTS

This Annual Information Form and the documents incorporated by reference herein contain statements that, to the extent they are not recitations of historical fact, constitute ‘‘forward-looking statements’’ or ‘‘forward looking information’’ within the meaning of applicable securities legislation, including the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation. Forward-looking statements and forward-looking information may include, among others, statements regarding Granite’s future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, capital structure, cost of capital, tenant base, tax consequences, economic performance or expectations, or the assumptions underlying any of the foregoing. Words such as ‘‘outlook’’, ‘‘may’’, ‘‘would’’, ‘‘could’’, ‘‘should’’, ‘‘will’’, ‘‘likely’’, ‘‘expect’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘intend’’, ‘‘plan’’, ‘‘forecast’’, ‘‘objective’’, ‘‘strategy’’, ‘‘project’’, ‘‘estimate’’, ‘‘seek’’ and similar expressions are used to identify forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information should not be read as guarantees of future events, performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. There can also be no assurance that: the expansion, diversification and development of Granite’s real estate portfolio; the reduction in Granite’s exposure to Magna and the special purpose properties; Granite’s ability to strategically redeploy the proceeds from recently sold properties; the ability of Granite to find and integrate satisfactory acquisition, joint venture and development opportunities; Granite’s ability to optimize its balance sheet and dispose of any non-core assets on satisfactory terms; Granite’s ability to increase its leverage ratio; and the expected amount of any distributions, including any expected increases, can be achieved in a timely manner, with the expected impact or at all. Forward-looking statements and forward- looking information are based on information available at the time and/or management’s good faith assumptions and analyses made in light of Granite’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances, and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Granite’s control, that could cause actual events or results to differ materially from such forward-looking statements and forward-looking information. Important factors that could cause such differences include, but are not limited to: the risk of changes to tax or other laws and treaties that may adversely affect Granite REIT’s mutual fund trust status under the Tax Act or the effective tax rate in other jurisdictions in which Granite operates; economic, market and competitive conditions and other risks that may adversely affect Granite’s ability to expand and diversify its portfolio and pay the expected amount of any distributions; and the risks set forth in this Annual Information Form in the ‘‘Risk Factors’’ section, which investors are strongly advised to review. The ‘‘Risk Factors’’ section also contains information about the material factors or assumptions underlying such forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information speak only as of the date the statements were made and unless otherwise required by applicable securities laws, Granite expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements or forward-looking information contained in this Annual Information Form to reflect subsequent information, events or circumstances or otherwise.

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GLOSSARY OF TERMS

“0.522% Swap” means the cross-currency interest rate swap entered into by Granite to exchange the USD 185 million principal and related variable rate interest payments from the 2024 Term Facility to EUR 168.2 million and Euro-denominated interest payments at a 0.522% interest rate.

“2.43% Swap” means the cross-currency interest rate swap entered into by Granite to exchange the $400 million principal and related 3.873% interest payments from the 2023 Debentures to EUR 281.1 million and Euro-denominated interest payments at a 2.43% interest rate.

“2.68% Swap” means the cross-currency interest rate swap entered into by Granite to exchange the $250 million principal and related 3.788% interest payments from the 2021 Debentures to EUR 171.9 million and Euro-denominated interest payments at a 2.68% interest rate.

“2011 Arrangement” means the completion of a court-approved plan of arrangement of Granite Co. under the Business Corporations Act (Ontario), which eliminated Granite Co.’s dual class share capital structure through which Mr. Frank Stronach and his family had previously controlled Granite Co.

“2013 Arrangement” means the completion of Granite Co.’s conversion from a corporate structure to a stapled unit real estate investment trust structure pursuant to a plan of arrangement under the Business Corporations Act (Que´bec) on January 3, 2013.

“2014 Indenture” means, together, the trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2021 Debentures.

“2016 Indenture” means, together, the trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2023 Debentures.

“2021 Debentures” means the $250 million aggregate principal amount of 3.788% Series 2 Senior Debentures due 2021 issued by Granite LP on July 3, 2014.

“2024 Term Facility” means the new senior unsecured non-revolving term facility in the amount of USD 185 million entered into by Granite LP on December 19, 2018, as extended on October 21, 2019.

“2023 Debentures” means the $400 million of 3.873% Series 3 Senior Debentures due November 30, 2023 issued by Granite LP.

“2026 Term Facility” means the new senior unsecured non-revolving term facility in the amount of $300 million entered into by Granite LP On December 12, 2018, as extended on November 27, 2019.

“AIF” or “Annual Information Form” means this annual information form.

“annualized revenue” means rental revenue excluding tenant recoveries, recognized in accordance with IFRS, in the month of December 2019 multiplied by twelve months.

“Arrangement Agreement” means the arrangement agreement dated January 31, 2011 between MI Developments Inc., the Stronach Shareholder and The Stronach Trust (including the schedules thereto).

“Audit Committee” means the audit committee of Granite REIT or the audit committee of Granite GP, as the context requires.

“BCBCA” means the Business Corporations Act (British Columbia).

“capital” in the context of the proportionate amount invested in Magna or in the calculation of a leverage ratio are to the carrying value of Granite’s investment properties as reported on its combined balance sheet.

“Credit Facility” means Granite’s unsecured revolving credit facility in the amount of $500 million with a five-year term commencing on February 1, 2018.

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“DBRS” means DBRS Limited.

“Debentures” means, collectively, the 2021 Debentures, the 2023 Debentures and any other debentures subsequently issued under the 2014 Indenture and the 2016 Indenture.

“Declaration of Trust” means Granite REIT’s amended and restated declaration of trust dated December 20, 2017.

“Directors” means the Board of Directors of Granite GP.

“Disclosable Interest” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — Conflict of Interest Provisions”.

“Event of Uncoupling” has the meaning set out under the heading “Description of Stapled Units”.

“Exempt Plans” has the meaning set out under the heading “Risk Factors — Risks Relating to the Stapled Units — Redemptions of Stapled Units”.

“FDAP” has the meaning set out under the heading “Risk Factors — Risk Relating to Taxation — United States — Potential Uncertainty as to the Availability of Treaty Benefits to Distributions from Granite America”.

“FIRPTA” means the United States Foreign Investment in Real Property Tax Act of 1980.

“Forbearance Agreement” means the forbearance agreement entered into by Granite Co. prior to the implementation of the 2011 Arrangement.

“GLA” means gross leasable area.

“GP Redemption Right” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Rights”.

“GP Share” means the common shares of Granite GP.

“Granite America” means Granite REIT America Inc.

“Granite Co.” means, for periods prior to January 3, 2013, Granite’s predecessor Granite Real Estate Inc.

“Granite GP” means Granite REIT Inc.

“Granite LP” means Granite REIT Holdings Limited Partnership.

“Granite REIT” means Granite Real Estate Investment Trust.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“leverage” or “leverage ratio”, unless otherwise indicated, refers to the carrying value of total debt divided by the total fair value of investment properties and “net leverage ratio” subtracts cash and cash equivalents from total debt.

“Magna”, unless otherwise indicated, refers to Magna International Inc., its operating divisions and subsidiaries and its other controlled entities.

“Moody’s” means Moody’s Investor Service.

“NCIB” means normal course issuer bid.

“Non-Residents” are to persons who are not residents of Canada for the purposes of the Tax Act.

“Non-Resident Beneficiaries” means Non-Residents or partnerships that are not Canadian partnerships within the meaning of the Tax Act.

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“NYSE” means the New York Stock Exchange.

“PFIC” means a passive foreign investment company for U.S. federal income tax purposes.

“qualifying income exception” has the meaning set out under the heading “Risk Factors — Risk Relating to Taxation — United States — Granite REIT’s Status as a Partnership”.

“REIT Exception” has the meaning set out under the heading “Risk Factors — Risk Relating to Taxation — Canada — Real Estate Investment Trust Status”.

“REIT Unitholder” means a holder of a REIT Unit or REIT Units.

“REIT Unit” means the trust units of Granite REIT.

“Resident Canadian” means a resident in Canada for purposes of the Tax Act.

“SEC” means the United States Securities and Exchange Commission.

“SF” means square feet.

“SIFT” has the meaning set out under the heading “Investment Guidelines and Operating Policies of Granite — REIT Investment Guidelines”.

“Stapled Units” has the meaning set out under the heading “General Matters”.

“Stronach Shareholder” means 445327 Ontario Limited.

“Support Agreement” means the support agreement dated as of January 3, 2013 entered into by Granite REIT and Granite GP, as amended and restated on December 20, 2017.

“Tax Act” means the Income Tax Act (Canada).

“Transfer Agreement” means the transfer agreement between Granite Co., the Stronach Shareholder and The Stronach Trust, entered into immediately prior to the implementation of the 2011 Arrangement.

“TSX” means the Toronto Stock Exchange.

“Trustees” means the board of trustees of Granite REIT.

“Unit Redemption Assets” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right”.

“Unit Redemption Date” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right”.

“Unit Redemption Price” has the meaning set out under the heading “Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right”.

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CORPORATE STRUCTURE

Granite REIT

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to the Declaration of Trust. Although it is intended that Granite REIT qualify as a ‘‘mutual fund trust’’ pursuant to the Tax Act, Granite REIT is not a mutual fund under applicable securities laws. The principal office and centre of administration of Granite REIT is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1.

Granite GP

Granite GP was incorporated on September 28, 2012 pursuant to the BCBCA. On January 4, 2013, the articles of Granite GP were altered to remove a class of non-voting shares that had been used for certain steps of the 2013 Arrangement. The head office of Granite GP is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1 and the registered office of Granite GP is Suite 2600, Three Bentall Centre, 595 Burrard Street P.O. Box 49314, Vancouver, British Columbia, V7X 1L3.

Granite LP

Granite’s business is carried on directly and indirectly by Granite LP, all of the partnership units of which are owned by Granite REIT and Granite GP.

Organizational Structure and Subsidiaries

The following is a simplified illustration of Granite’s organizational structure as at December 31, 2019:

Organizational Structure and Subsidiaries

1	Ownership of the properties is held directly or indirectly through wholly owned special purpose entities.
2	Granite Coŏperatieve U.A. and Granite Real Estate Inc. own 99.74%. The remaining 0.26% is owned by a third party shareholder.

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Granite LP’s material subsidiaries as at December 31, 2019 and their respective jurisdictions of incorporation or formation are listed below. Parent/subsidiary relationships are identified by indentation. The percentages of the votes attaching to all voting securities beneficially owned by Granite LP or over which Granite exercises control or direction, directly or indirectly, are also indicated. Granite LP’s percentage voting interest is equivalent to Granite’s economic interest in each subsidiary listed below. The voting securities of each subsidiary are held in the form of common shares or, in the case of limited partnerships and their foreign equivalents, share quotas or partnership interests.

List of Material Subsidiaries

	Ownership of Voting Securities	Jurisdiction of Incorporation or Formation
Granite Canadian Properties LP	100%	Ontario
Granite US Master LP	100%	Delaware
Granite US Holdco LP	100%	Delaware
Granite REIT America Inc.	100%	Delaware
Granite (1301 Chalk Hill) LP	100%	Delaware
Commerce 30 Building C, Inc.	100%	Delaware
Granite Real Estate Inc.	100%	Quebec
Granite Cooperatieve U.A	100%	Netherlands
Granite Holdings B.V.	100%	Netherlands
Granite AUT GmbH	100%	Austria
Granite Thondorf RE GmbH & Co KG	100%	Austria
Granite Austria GmbH & Co KG	100%	Austria
Granite Germany Holding GmbH	99.74%	Germany
Granite Germany Real Estate GmbH & Co KG	99.74%	Germany

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GENERAL DEVELOPMENT OF THE BUSINESS

The following is a summary of the general development of Granite over the past three years:

2017

In January 2017, Granite commenced monthly distributions of $0.217 per Stapled Unit reflecting a targeted annualized distribution of $2.60 per Stapled Unit, an increase of 8.3% from distributions of $2.40 per Stapled Unit made in 2016.

On May 11, 2017, Granite announced that the TSX had accepted Granite’s notice of intention to make a normal course issuer bid. Pursuant to the NCIB, Granite proposed to purchase up to an aggregate of 4,118,757 of its issued and outstanding Stapled Units. The NCIB commenced on May 16, 2017 and concluded on May 15, 2018. During 2017, Granite purchased 241,034 Stapled Units on the open market at a weighted average purchase price of $49.94 per Stapled Unit.

On June 14, 2017, Wesley Voorheis, Peter Dey and Brydon Cruise announced that they would not be standing for re-election at Granite’s annual general meetings of unitholders. On June 15, 2017, Peter Aghar, Samir Manji, Al Mawani, Remco Daal and Kelly Marshall were elected at such meetings as trustees of Granite REIT and directors of Granite GP.

On September 25, 2017, Michael Forsayeth, Granite’s Chief Executive Office, announced his retirement from Granite effective September 30, 2018.

On October 12, 2017, Granite announced that it had completed its acquisition of a 2.2 million square foot portfolio of three warehouse and logistics properties in the United States from IDI Gazeley at a purchase price of USD 122.8 million.

On November 7, 2017, Granite announced a 4.6% increase in its monthly distribution to $0.227 per Stapled Unit, to reflect a targeted annualized distribution of approximately $2.72 per Stapled Unit, an increase from the previously annualized distribution of $2.60 per Stapled Unit.

For the year ended December 31, 2017, Granite:

(i)	renewed, extended or entered into 21 leases, representing an aggregate of approximately 3.4 million square feet, with annual revenue of approximately $22.0 million; and

(ii)	acquired three properties consisting of approximately 2.2 million square feet, with revenue of approximately USD 7.6 million.

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2018

Acquisitions

The following table provides a summary of Granite’s acquisitions in 2018:

2018 Acquisitions (in millions, except as noted)
Property Address	Location	Sq ft(1)	Weighted Average Lease Term, in years by sq ft(1)	Date Acquired	Property Purchase Price	In-going Stabilized Yield(1)
Income-producing properties:
3870 Ronald Reagan Parkway	Plainfield, IN	0.6	5.8	Mar 23, 2018	$50.8	5.3%
181 Antrim Commons Drive	Greencastle, PA	0.4	14.6	Apr 4, 2018	44.3	5.7%
Ohio portfolio (four properties):
10, 100 and 115 Enterprise Parkway and 15 Commerce Parkway	West Jefferson, OH	3.8	7.0	May 23, 2018	299.3	6.0%
Joseph-Meyer-Straße 3	Erfurt, Germany	0.7	4.7	Jul 12, 2018	82.7	5.4%
120 Velocity Way	Shepherdsville, KY	0.7	4.8	Dec 3, 2018	65.9	5.7%
Development land:
12.9 acres of development land, Lot 18, Park 70	West Jefferson, OH	N/A	N/A	Nov 1, 2018	1.2	N/A
Total		6.2	6.8		$544.2	5.8%

(1)	As at the date of acquisition

Dispositions

The following table provides a summary of Granite’s dispositions in 2018:

2018 Dispositions (in millions, except as noted)
Property Address	Location	Sq ft	Date Disposed	Sale Price	Annualized Revenue(1)
111 Cosma Drive	Bowling Green, KY	1.2	Jan 30, 2018	$170.0	$12.0
1 Cosma Court and 170 Edward Street	St. Thomas, ON	1.5	Jan 30, 2018	154.6	10.8
Newpark campus (seven properties):
521, 550, 561, 564, 581, 594 and 630 Newpark Boulevard	Newmarket, ON	0.6	Jan 31, 2018	63.0	2.
1 Clearview Drive	Tillsonburg, ON	0.3	Jul 18, 2018	7.2	0.6
120 Moon Acres Road	Piedmont, SC	1.1	Sep 13, 2018	216.4	14.2
1000 JD Yarnell Industrial Parkway	Clinton, TN	0.5	Sep 13, 2018	54.8	4.1
337 and 375 Magna Drive	Aurora, ON	0.1	Sep 27, 2018	60.0	3.7
Industriestrasse 11	Schleiz, Germany	0.1	Oct 4, 2018	3.6	0.4
		5.4		$729.6	$48.6

(1)

Annualized revenue is calculated as rental revenue excluding tenant recoveries, recognized in accordance with IFRS, in the month the property was first classified as an asset held for sale multiplied by twelve months.

Other

On February 1, 2018, Granite entered into the Credit Facility, which replaced Granite’s existing $250 million credit facility.

On May 16, 2018, Granite announced that the TSX had accepted Granite’s notice of intention to make an NCIB. Pursuant to the NCIB, Granite proposed to purchase up to an aggregate of 3,939,255 of its issued and outstanding Stapled Units. The NCIB commenced on May 18, 2018 and concluded on May 17, 2019. During 2018, Granite purchased 1,282,171 Stapled Units on the open market at a weighted average purchase price of $49.54 per Stapled Unit.

On June 4, 2018, Granite announced the appointment of Kevan Gorrie as Granite’s President and Chief Executive Officer effective August 1, 2018, replacing Michael Forsayeth.

On June 14, 2018, at the annual general meetings of Granite GP and Granite REIT, Jennifer Warren was elected as a Trustee of Granite REIT and a director of Granite GP.

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2019

On November 6, 2018, Granite announced that it had increased its targeted annualized distribution to $2.80 from $2.72 per Stapled Unit, to be effective upon the distribution payable for January 2019.

On December 12, 2018, Granite entered into a new seven-year senior unsecured non-revolving term facility in the amount of $300 million. Through a cross currency interest rate swap Granite exchanged the variable interest payments for EUR denominated payments at a 2.202% fixed interest rate.

On December 17, 2018, Granite declared a special distribution of $1.20 per Stapled Unit which consisted of $0.30 per Stapled Unit payable in cash and $0.90 per Stapled Unit payable in Stapled Units.

On December 19, 2018, Granite entered into a new four-year senior unsecured non-revolving term facility in the amount of USD 185 million. Through a cross currency interest rate swap Granite exchanged the variable interest payments for EUR denominated payments at a 1.225% fixed interest rate.

Acquisitions

The following table provides a summary of Granite’s acquisitions in 2019:

Acquisitions (in millions, except as noted) Property Address	Location	Sq ft(1)	Weighted Average Lease Term, in years by sq ft(1)	Date Acquired	Property Purchase Price(2)		In-going Yield(1)
Income-producing properties:
201 Sunridge Boulevard	Wilmer, TX	0.8	9.5	Mar 1, 2019	$58.1		5.1%
3501 North Lancaster Hutchins Road	Lancaster, TX	0.2	10.4	Mar 1, 2019	106.1		6.8%
Leasehold interest in two properties: 2020 and 2095 Logistics Drive	Mississauga, ON	0.9	8.7	Apr 9, 2019	153.6	(3)	4.5%
1901 Beggrow Street	Columbus, OH	0.8	4.7	May 23, 2019	71.6		5.7%
Heirweg 3	Born, Netherlands	0.3	7.6	Jul 8, 2019	25.7		6.1%
1222 Commerce Parkway	Horn Lake, MS	0.3	4.8	Aug 1, 2019	24.5		5.7%
831 North Graham Road	Greenwood, IN	0.5	7.0	Oct 4, 2019	39.6		5.7%
100 Clyde Alexander Lane	Pooler, GA	0.7	3.1	Oct 18, 2019	62.7	(4)	6.0%
1301 Chalk Hill Road	Dallas, TX	2.3	19.8	Nov 19, 2019	269.8	(5)	5.5%
330-366 Stateline Road East	Southaven, MS	0.9	4.9	Dec 19, 2019	63.7		5.5%
440-480 Stateline Road East	Southaven, MS	0.8	4.1	Dec 19, 2019	51.6		5.1%

Development land:
6701, 6702 Purple Sage Road	Houston, TX	N/A	N/A	Jul 1, 2019	33.4		N/A
		8.5			$960.4		5.5%

(1)	As at the date of acquisition.
(2)	Purchase price does not include transaction costs associated with property acquisitions.
(3)	Excludes the right-of-use asset of $20.5 million associated with a ground lease.
(4)

The Trust acquired the leasehold interest in this property which resulted in the recognition of a right-of-use asset of $62.7 million. The Trust will acquire freehold title to the property December 31, 2022.

(5)	Purchase price does not include cash held in escrow at December 31, 2019 to complete construction.

At the acquisition date, the developed property located at 1301 Chalk Hill Road, Dallas, Texas had outstanding construction work which resulted in $20.5 million (US$15.5 million) of the purchase price being placed in escrow to pay for the remaining construction costs. The funds will be released from escrow as the construction is completed. As at December 31, 2019, $16.8 million (US$12.9 million) remained in escrow. The purchase price noted above does not include the cash held in escrow to complete the construction. As construction is completed, the construction costs will be capitalized to the cost of the investment property.

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Dispositions

The following table provides a summary of Granite’s dispositions in 2019:

Dispositions (in millions, except as noted)
Property Address	Location	Sq ft	Date Disposed	Sale Price	Annualized Revenue(1)
3 Walker Drive (a nine-acre parcel of land)	Brampton, ON	N/A	Jan 15, 2019	$ 13.4	$—
lowa properties (four properties):
403 S 8th Street	Montezuma, IA
1951 A Avenue	Victor, IA
408 N Maplewood Avenue	Williamsburg, IA
411 N Maplewood Avenue	Williamsburg, IA	0.6	Feb 25, 2019	22.3	2.2
375 Edward Street	Richmond Hill, ON	0.1	Feb 27, 2019	8.1	—
330 Finchdene Square	Toronto, ON	0.1	Sept 20, 2019	13.1	—
200 Industrial Parkway	Aurora, ON	0.2	Nov 4, 2019	10.0	0.8
Michigan properties (five properties):
1800 Hayes Street	Grand Haven, Ml
3501 John F Donnelly Drive	Holland, Ml
3601 John F Donnelly Drive	Holland, Ml
3575 128th Avenue North	Holland, Ml
6151 Bancroft Avenue	Alto, Ml	0.7	Dec 4, 2019	38.9	3.6
		1.7		$105.8	$6.6

(1)

Annualized revenue is calculated as rental revenue excluding tenant recoveries, recognized in accordance with IFRS, in the month the property was first classified as an asset held for sale multiplied by 12 months.

Other

On March 1, 2019, Granite appointed Witsard Schaper as Head of Europe.

On April 30, 2019, Granite completed a bought deal equity offering of 3,749,000 Stapled Units at a price of $61.50 per Stapled Unit for total gross proceeds of $230,563,500.

On May 14, 2019, Granite announced the renewal of its normal course issuer bid (“NCIB”) and its intention to purchase for cancellation purposes up to an aggregate of 4,853,666 of its issued and outstanding Stapled Units, from time to time, if Granite’s Stapled Units are trading at a price that Granite believes is materially below intrinsic value. The NCIB is for a 12 month period beginning on May 21, 2019 and will conclude on the earlier of the date on which purchases under the bid have been completed and May 20, 2020.

On June 3, 2019 Granite announced the departure of Ilias Konstantopoulos, its Chief Financial Officer.

On June 6, 2019, Granite announced the appointment of Teresa Neto as Chief Financial Officer effective July 8, 2019, replacing Ilias Konstantopoulos.

On June 13, 2019, at the annual general meetings of Granite GP and Granite REIT, Fern Grodner and Sheila Murray were elected as Trustees of Granite REIT and directors of Granite GP.

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On October 21, 2019, Granite extended its USD 185 million term loan. The 2024 Term Facility had an original maturity date of December 19, 2022 and effective October 10, 2019, had been extended to December 19, 2024. The previously existing cross-currency interest rate swap relating to the 2024 Term Facility was terminated on September 24, 2019 and blended into a new five-year cross-currency interest rate swap commencing October 21, 2019 which exchanges the variable interest payments for EUR denominated payments at a 0.522% fixed interest rate.

On October 21, 2019, Granite announced the appointment of Jon Sorg as Head of U.S. effective October 14, 2019.

On October 31, 2019, Granite completed a bought deal equity offering of 4,600,000 Stapled Units at a price of $64.00 per Stapled Unit for total gross proceeds of $294,400,000.

On November 5, 2019, Granite announced that it had increased its targeted annualized distribution to $2.90 from $2.80 per Stapled Unit, to be effective upon the distribution payable in January 2020.

On December 20, 2019, Granite announced that it had extended its $300 million term loan by one year to December 11, 2026. On the same day, the related cross-currency interest rate swap was terminated and Granite entered into a new seven-year cross-currency interest rate swap resulting in Euro-denominated payments at a 1.355% fixed interest rate.

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BUSINESS OVERVIEW

Granite is a Canadian-based real estate investment trust engaged in the acquisition, development, ownership and management of industrial, warehouse and logistics properties in North America and Europe. As at March 4, 2020, Granite owns 91 investment properties in nine countries having approximately 40 million square feet of gross leasable area.

Granite provides REIT Unitholders with stable cash flow generated by revenue it derives from the ownership of and investment in income-producing real estate properties. It strives to maximize long term unit value through the execution of its long-term strategy of building an institutional quality and globally diversified industrial real estate business. Underpinning this strategy, Granite seeks to grow and diversify its asset base through acquisitions, development, re-development and dispositions; to optimize its balance sheet; and to reduce its exposure to Magna and the special purpose properties over the long term.

A key component of Granite’s strategy is to reduce the proportion of total capital invested in Magna-tenanted properties and thereby increase the percentage of lease revenue earned from non-Magna tenants. In 2019, Granite continued to execute on its diversification strategy through the acquisition of 12 income-producing properties, one development property and the disposition of nine Magna-tenanted properties.

Granite has positioned itself to capitalize on market opportunities within its geographic footprint and execute on its strategy as well as benefit from a net leverage ratio of 21%, liquidity of approximately $797.7 million and a strong pipeline of acquisition and development opportunities. This favourable liquidity position and low leverage will facilitate Granite’s near-term objectives to accelerate acquisition growth, effectively deploy Granite’s balance sheet and execute on its long-term strategy of building an institutional quality and globally diversified industrial real estate business.

Investment Properties

Granite’s investment properties consist of income-producing properties, properties under development and land held for development as set out in the audited combined financial statements as at December 31, 2019. Granite’s investment properties as at March 4, 2020 are summarized below:

Investment Properties Summary Nine countries/91 properties/40.0 million square feet

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Income Producing Properties

Geographic Breakdown

Granite’s income-producing properties are located in nine countries: Canada, the United States, Austria, Germany, the Netherlands, the Czech Republic, Poland, the United Kingdom and Spain. Lease payments are primarily denominated in three currencies: the Euro, the Canadian dollar and the United States dollar. Unless the context requires otherwise, references to income-producing properties do not include the properties currently classified by Granite as assets held for sale (nil properties), properties under development (3 properties), and land held for development (3 properties) as set out in the audited combined financial statements as at December 31, 2019.

The following charts show the geographic breakdown of Granite’s income-producing properties by number and approximate square footage:

INCOME-PRODUCING PROPERTIES

The following charts show the geographic breakdown of Granite’s income-producing properties by number and approximate square footage:

Geographic Breakdown

Number of Income-Producing Properties

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Square Feet

The following table shows the geographic breakdown of Granite’s income-producing properties by fair value as at December 31, 2019:

Real Estate Assets

Location	Income-Producing Property Portfolio Fair Value	Income-Producing Property Portfolio Fair Value
	(in millions)	(%)
North America Canada	$979.3	22.4
United States	$1,951.3	44.5
Europe
Austria	$806.4	18.4
Germany	$375.5	8.6
Netherlands	$196.7	4.5
Other	$68.4	1.6
Total	$4,377.6	100.0

Property Types

Substantially all of Granite’s income-producing properties are for industrial use and can be categorized as (i) modern logistics/distribution warehouse facilities, which were recently acquired or newly developed/ redeveloped, (ii) multi-purpose facilities, which are tenantable by a wide variety of potential users, or (iii) special purpose properties designed and built with specialized features and leased to Magna. The attributes of the income-producing properties are versatile and are based on the needs of the tenant such that an industrial property used by a certain tenant for light or heavy manufacturing can be used by another tenant for other industrial uses after some retrofitting if necessary. Given that the three categories of industrial properties also have several overlapping attributes and risks, the overall risk profile of the three categories of properties within Granite’s portfolio is considered to be substantially similar.

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The chart below illustrates the proportion of Granite’s annualized revenue from income-producing properties that are modern logistics/distribution warehouse facilities, multi-purpose facilities and special purpose properties as at December 31, 2019.

Modern Logistics/Distribution Warehouse vs. Multi-Purpose vs. Special Purpose Income-Producing Properties by Annualized Revenue(1)

(1)	The chart does not include properties under development (three properties), and land held for development (three properties) in the combined financial statements as at December 31, 2019.

Tenant Overview

In addition to Magna, at December 31, 2019, Granite had 59 other tenants from various industries that in aggregate comprised 58% of the Trust’s annualized revenue. These tenants each accounted for less than 9% of the Trust’s annualized revenue as at December 31, 2019.

Granite’s top 10 tenants by annualized revenue at December 31, 2019 are summarized in the table below:

Top 10 Tenants Summary

Tenant	Annualized Revenue %	GLA %	WALT (years)	Credit Rating(1)(2)
Magna	42%	35%	5.2	A(low)
Amazon	8%	6%	19.1	AA-
ADESA	3%	1%	9.6	NR
Restoration Hardware	3%	3%	8.3	NR
Ingram Micro	2%	3%	5.0	BBB(low)
Hanon Systems	2%	1%	10.9	AA
Mars Petcare	2%	3%	2.3	NR
Wayfair	2%	2%	5.8	NR
Ricoh	2%	2%	5.5	BBB(high)
Samsung	2%	2%	2.2	AA(low)
Top 10 Tenants	68%	58%	6.1

(1)	Credit rating is quoted on the DBRS equivalent rating scale where publicly available. NR refers to Not Rated.
(2)	The credit rating indicated above may, in some instances, apply to an affiliated company of Granite’s tenant which may not be the guarantor of the lease.

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As at December 31, 2019, Magna, a diversified global automotive supplier, was the tenant at 35 of Granite’s income-producing properties and lease payments under those leases represented approximately 42% of Granite’s annualized revenue. See ‘‘— Magna, Granite’s Largest Tenant’’.

Granite believes that its existing portfolio of Magna-tenanted properties provides a level of stability for its business. Granite’s seven special purpose properties are occupied exclusively by Magna in Canada, Austria and Germany. Magna has invested significant capital in these active production facilities making it expensive to relocate. The special purpose attributes of these properties may make it more difficult to lease to future tenants should Magna vacate (see ‘‘Risk Factors’’), but, currently with a weighted average remaining lease term of 5.2 years as at December 31, 2019, they also present the opportunity for a stable and, relative to modern logistics/distribution warehouse and multi-purpose properties, enhanced rental income stream. See ‘‘— Magna, Granite’s Largest Tenant’’. On balance, the risk profile of the special purpose properties is substantially similar to that of Granite’s multi-purpose properties and modern logistics/distribution warehouses.

Expansion and Improvement Projects

Capital expenditures can include expansion or development expenditures as well as maintenance or improvement capital expenditures. Expansion or development capital expenditures are discretionary in nature and are incurred to generate new revenue streams and/or increase the productivity of a property. Maintenance or improvement capital expenditures relate to sustaining the existing earnings capacity of a property. During the year ended December 31, 2019, Granite incurred $30.9 million of expansion or development capital expenditures and $3.3 million of maintenance or improvement capital expenditures.

Of the $30.9 million in expansion or development capital expenditures made by Granite during 2019, $27.2 million related to the developments in Indiana and Texas, United States as well as Altbach, Germany and $3.4 million related to the construction of a 0.3 million square foot recently completed expansion at a property near Columbus, Ohio.

The $3.3 million in maintenance or improvement capital expenditures made by Granite during 2019 related to small improvement projects at various properties.

As at December 31, 2019 Granite had three properties under development comprising (i) a site in Altbach, Germany where the demolition of the property is complete and the construction of a distribution/light industrial facility is anticipated to start in the second quarter of 2020, (ii) a parcel of development land in Plainfield, Indiana where construction of a class A distribution/warehouse facility is nearing completion, and (iii) 50 acres of a recently acquired greenfield site in Houston, Texas on which speculative construction of the initial phase, consisting of two buildings totaling 0.7 million square feet, began in the fourth quarter of 2019.

For most construction projects, Granite uses its experience and local expertise to construction-manage specific elements of a project to maximize returns and minimize construction costs. On the remainder of its projects, Granite outsources design and construction. Depending on the nature and location of the project, Granite either manages construction with regular on-site supervision by its employees, or remotely through cost, scope of work and other management control systems. Granite does not have long-term contractual commitments with its contractors, subcontractors, consultants or suppliers of materials, who are generally selected on a competitive bid basis.

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Profile of Granite’s Real Estate Portfolio

Granite’s Income-Producing Real Estate Portfolio

The following chart shows the total leasable area (net of dispositions) and number of properties within Granite’s income-producing property portfolio in each of the last 5 years:

Total Leasable Area and Number of Properties

The chart below shows Granite’s historical capital expenditures for its real estate portfolio, including (i) maintenance or improvements, (ii) acquisitions, and (iii) development/expansions in each of the last 5 years:

Annual Capital Expenditures

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Schedule of Lease Expiries

The weighted average remaining term to expiry based on leased area for income-producing properties was as follows as at December 31 in each of the last five years:

December 31, 2019 — 6.5 years;

December 31, 2018 — 6.0 years;

December 31, 2017 — 5.9 years;

December 31, 2016 — 7.0 years; and

December 31, 2015 — 4.7 years.

Lease Expiration

As at December 31, 2019, Granite’s portfolio had a weighted average lease term by square footage of 6.5 years (December 31, 2018 — 6.0 years) with lease expiries by GLA, net of any leases renewed (in thousands of square feet), lease count and annualized revenue (calculated as rental revenue excluding tenant recoveries, recognized in accordance with IFRS, in December 2019 multiplied by twelve months, in millions) as set out in the table below:

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Lease Maturity Summary

	Total GLA	Total Lease Count	Total Annualized Revenue $	Vacancies	2020		2021		2022		2023		2024		2025		2026 and Beyond
Country				Sq Ft	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $	Sq Ft	Annualized Revenue $
Canada	5,904	26	48.5	—	214	1.3	316	2.9	347	2.9	380	2.3	934	6.9	981	6.7	2,732	25.5
United States	20,057	42	116.3	402	208	1.1	87	0.7	3,110	15.5	2,807	13.7	2,822	14.3	889	4.9	9,732	66.1
Austria	8,101	12	61.9	—	101	0.6	389	2.6	802	9.7	125	1.2	5,349	37.5	111	0.6	1,224	9.7
Germany	3,504	11	24.0	—	—	—	548	3.6	283	2.2	1,947	13.6	—	—	195	1.4	531	3.2
Netherlands	1,700	4	10.9	—	—	—	—	—	—	—	314	2.1	—	—	628	4.7	758	4.1
Europe — Other	751	8	5.5	—	133	0.6	336	3.1	101	0.5	90	0.7	—	—	—	—	91	0.6
Total	40,017	103	267.1	402	656	3.6	1,676	12.9	4,643	30.8	5,663	33.6	9,105	58.7	2,804	18.3	15,068	109.2
% of portfolio as at December 31, 2019:
* by sq ft	100%			1.0%	1.6%		4.2%		11.6%		14.1%		22.8%		7.0%		37.7%
* by Annualized Revenue			100%			1.3%		4.8%		11.5%		12.6%		22.0%		6.9%		40.9%

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Principal Markets in which Granite Operates

Geographic Diversification

The following chart shows a breakdown of Granite’s $267.1 million of annualized revenue by country from income-producing properties as at December 31, 2019:

Income-Producing Property Portfolio Breakdown of Annualized Revenue by Country at December 31, 2019 (in millions of dollars)

The chart below shows the breakdown of Granite’s income-producing property portfolio by country, category, fair value and number of properties as at December 31, 2019:

Income-Producing Property Portfolio Breakdown by Country, Category, Fair Value and Number Properties as at December 31, 2019 (in millions of dollars)

	Modern logistics/distribution warehouse facilities		Multi purpose facilities		Special purpose properties		Total
	Fair Value	#	Fair Value	#	Fair Value	#	Fair Value	#
Canada	$216.5	4	$487.8	20	$275.0	2	$979.3	26
Austria	—	—	118.7	7	687.7	4	806.4	11
United States	1,852.3	27	99.0	3	—	—	1,951.3	30
Germany	219.4	6	92.7	3	63.4	1	375.5	10
Netherlands	196.7	4	—	—	—	—	196.7	4
Other	24.4	1	44.0	3	—	—	68.4	4
	$2,509.3	42	$842.2	36	$1,026.1	7	$4,377.6	85

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Income-Producing Properties in Canada

Approximately 96% of the Canadian income-producing properties based on revenue as at December 31, 2019 are located in the Greater Toronto Area. The remaining two properties in the Canadian portfolio are located in Southwestern Ontario. The lease payments for properties in Canada are denominated in Canadian dollars.

Income-Producing Properties in the United States

Approximately 29% of the annualized revenue as at December 31, 2019 from Granite’s income-producing properties in the United States is derived from properties located in Ohio, 26% is derived from properties located in Texas, 11% is derived from properties in Indiana and 7% is derived from properties located in Mississippi. The remainder of Granite’s revenue from the United States is derived from properties located in Missouri, Michigan, New Jersey, Pennsylvania, Georgia, Oregon, and Kentucky. The lease payments for properties in the United States are denominated in USD.

Income-Producing Properties in Austria

Approximately 96% of the Austrian income-producing properties based on annualized revenue as at December 31, 2019 are located in the Province of Styria. Magna’s Eurostar and Thondorf plants (Granite’s two largest income- producing properties globally, accounting for approximately 12% of Granite’s total annualized revenue) are located in the city of Graz, which is located in the Province of Styria approximately 170 kilometers south of Vienna. The lease payments for properties in Austria are denominated in EUR.

Income-Producing Properties in Germany

The properties are primarily located in the states of Baden-Württemberg, Hessen, Bavaria, Thüringen/Thuringia, Nordrhein-Westfalen and Niedersachsen/Lower Saxony. The lease payments for properties located in Germany are denominated in EUR.

Income-Producing Properties in the Netherlands

Granite’s income-producing property portfolio includes four properties in the Netherlands, which are located in the states of Limburg, Noord-Brabant, Gelderland and Zuid-Holland. The lease payments for properties located in the Netherlands are denominated in EUR.

Income-Producing Properties in Other European Locations

Granite’s income-producing property portfolio also includes a property in the United Kingdom. The lease payments for this property are denominated in British pounds.

Granite has one income-producing property in each of Spain and the Czech Republic. The lease payments for these properties are denominated in EUR.

Granite has one income producing property in Poland. The lease payments for this property are denominated in EUR and Polish zlotys.

Development Lands in Poland and the United States

Granite currently holds three parcels of development land. Land held for development comprise (i) 12.9 acres of development land in Ohio, United States that was acquired in 2018, (ii) the remaining 141 acres of land in Houston, Texas acquired in 2019 and held for the future development of up to a 1.7 million square foot multi-phased business park capable of accommodating buildings ranging from 0.3 million to 1.2 million square feet, and (iii) a 16-acre parcel of land located in Wroclaw, Poland that could provide for approximately 0.3 million square feet of logistics-warehouse space.

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Property Under Development in Germany and the United States

Granite currently has three properties under development in its real estate portfolio. Properties under development comprise (i) a site in Altbach, Germany where the demolition of the building is complete and construction of a distribution/light industrial facility is anticipated to start in the second quarter of 2020, (ii) a parcel of development land in Plainfield, Indiana where construction of a class A distribution/warehouse facility is nearing completion, and (iii) 50 acres of the recently acquired greenfield site in Houston, Texas on which speculative construction of the initial phase, consisting of two buildings totaling 0.7 million square feet, began in the fourth quarter of 2019.

Foreign Exchange

As at December 31, 2019, approximately 78% of Granite’s revenue was denominated in foreign currencies. As Granite reports its financial results in Canadian dollars and does not currently hedge all of its non-Canadian dollar net operating income, foreign currency fluctuations can have a material impact on Granite’s financial results.

Leasing Arrangements

Leases

Granite’s leases generally provide that the tenant is responsible for all costs of occupancy, including operating costs, property taxes, the costs of maintaining insurance in respect of the property, maintenance costs and non-structural replacement costs. The tenant is not responsible for income taxes or capital taxes charged to Granite.

Granite’s leases generally provide that Granite is responsible, at its own expense, for structural repairs and replacements relating to the structural, non-process related elements of its properties. For certain components of a property, such as the roof membrane, paved areas and non-process related HVAC systems, the majority of Granite’s leases provide that Granite pays for the costs of replacement as necessary and, in some of those cases, recovers such costs, plus interest, from the tenant over the expected useful life of the item replaced, as additional rent during the term of the lease.

Contractual Rental Escalations

A majority of Granite’s existing leases provide for periodic rent escalations based either on fixed-rate step increases or on the basis of a consumer price index adjustment.

Renewal Options

A majority of Granite’s existing leases include built-in renewal options, generally tied to either market rental rates or to the existing rent plus an increase based upon a consumer price index adjustment. In cases where the renewal is linked to market rates, the determination of market rent is, failing agreement, generally subject to arbitration.

Surrender Obligations

Granite’s leases generally provide that the tenant is obligated to surrender the premises to a condition consistent with the condition on the commencement date of the lease, subject to reasonable wear and tear.

The majority of Granite’s leases provide that, if requested by the landlord, the tenant is obligated to remove any alterations to the premises carried out over the term of the lease.

Environmental Obligations

Granite’s leases also generally provide that the tenant must maintain the properties in accordance with applicable laws, including environmental laws, and that the tenant must remove all hazardous and toxic

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substances from the premises when and as required by applicable laws, regulations and ordinances and, in any event, prior to the termination of its occupation of the premises. Substantially all of Granite’s leases also require the tenant to assume the costs of environmental compliance, including remediation or clean-up of any contamination that they have caused or contributed to on the leased premises. The leases generally also contain indemnities in Granite’s favour with respect to environmental matters. In certain circumstances, these indemnities expire after a specified number of years following the termination of the lease. Despite the tenants’ obligation to indemnify Granite, Granite is also responsible under applicable law for ensuring that its properties are in compliance with environmental laws. See ‘‘Risk Factors’’.

The leases generally provide that Granite may conduct environmental assessments and audits from time to time at its sole expense. See ‘‘— Government Regulation’’.

Restrictions on Sales and Tenant Rights of Refusal

Most of Granite’s leases with Magna include a right of refusal in favour of the tenant with respect to the sale of the property in question. This right typically provides the tenant with a right to match any third party offer within a prescribed period of time, failing which Granite is free to accept the offer and complete the sale to the third party. Some of Granite’s leases with Magna provide that so long as the tenant is controlled, directly or indirectly, by Magna, Granite may not sell the property to a competitor of the tenant without the tenant’s consent. In addition, a few of Granite’s non-Magna leases contain a right of first offer in favour of the tenant to purchase the related property in the event Granite intends to sell such property.

Tenant Assignment Rights

Granite’s leases generally include a restriction on assignment by the tenant without Granite’s consent, other than to an affiliate of the tenant. Granite’s leases do not generally restrict a change of control of the tenant however, in most cases the original tenant is not released from its obligations under the leases upon such occurrence.

Government Regulation

Granite is subject to a wide range of laws and regulations imposed by governmental authorities, including zoning, building and similar regulations that affect its real estate holdings and tax laws and regulations in the various jurisdictions in which Granite operates.

Employees

As at December 31, 2019, Granite employed 46 people, the majority of whom are based at its headquarters in Toronto, and the balance of whom are located in Austria, Netherlands and the United States. Granite is not party to any collective bargaining agreements with any of its employees.

Magna, Granite’s Largest Tenant

At December 31, 2019, Magna International Inc. or one of its operating subsidiaries was the tenant at 35 of Granite’s income-producing properties and comprised 42% of Granite’s annualized revenue and 35% of Granite’s gross leasable area. According to its public disclosure, Magna International Inc. has a credit rating of A3 with a stable outlook by Moody’s, A- with a stable outlook by Standard & Poor’s and A(low) with a stable outlook by DBRS. Magna is a mobility technology company with 346 manufacturing operations and 94 product development, engineering and sales centres in 27 countries. Magna has complete vehicle engineering and contract manufacturing expertise, as well as product capabilities that include body, chassis, exteriors, seating, powertrain, active driver assistance, electronics, mechatronics, mirrors, lighting and roof systems

For information on the conditions affecting the automotive industry and Magna’s results of operations, Granite encourages investors to consult Magna’s public disclosure, including its most recent Management’s

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Discussion and Analysis of Results of Operations and Financial Position and its annual information form. None of those documents or their contents, however, shall be deemed to be incorporated by reference into this Annual Information Form unless specifically otherwise noted in this Annual Information Form. According to its public disclosure, Magna’s success is primarily dependent upon the levels of North American and European car and light truck production by Magna’s customers and the relative amount of content Magna has in the various programs.

Granite’s relationship with Magna is an arm’s length landlord and tenant relationship governed by the terms of Granite’s leases. Granite’s properties are generally leased to operating subsidiaries of Magna International Inc. and are not guaranteed by the parent company; however, Magna International Inc. is the tenant under certain of Granite’s leases.

CORPORATE SUSTAINABILITY

Granite recognizes the important role building owners can play in fostering the efficient use of resources and respecting our environment. As a good steward for investors, we seek to practically incorporate sustainability in our actions and decision-making process, while generating returns for our unitholders. Consistent with this principle, we seek to apply the following practices and measures in our business:

•	Promote energy efficiency and sustainable practices at our properties

•	Exceed required standards where feasible in our developments and major replacement projects

•	Reduce use of resources and increase waste diversion

•	Promote volunteerism and community support

•	Promote employee well-being

Transparency is a critical component of our commitment. As such, we will provide our unitholders with an annual report summarizing our progress on the principles and measures outlined herein, beginning in 2020. Additional information on Granite’s Sustainability Plan can be found at Granite’s website www.granitereit.com.

INVESTMENT GUIDELINES AND OPERATING POLICIES OF GRANITE

REIT Investment Guidelines

The Declaration of Trust provides certain guidelines on investments which may be made directly or indirectly by Granite REIT. The assets of Granite REIT may be invested only in accordance with such guidelines including, among others, those summarized below:

(a)	activities will focus primarily on acquiring, holding, developing, maintaining, improving, leasing, managing, repositioning, disposing or otherwise dealing with revenue producing real property;

(b)	Granite REIT shall not make or hold any investment, take any action or omit to take any action that would result in:

(i)	Granite REIT not qualifying as a ‘‘mutual fund trust’’ or ‘‘unit trust’’, both within the meaning of the Tax Act;

(ii)

REIT Units not qualifying as qualified investments for investment by trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit-sharing plans, registered disability savings plans or tax-free savings accounts;

(iii)	Granite REIT not qualifying as a ‘‘real estate investment trust’’, as defined in subsection 122.1(1) of the Tax Act if, as a consequence of Granite REIT not so qualifying, Granite REIT

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would be subject to tax on ‘‘taxable Specified Investment Flow-Through (‘‘SIFT’’) trust distributions’’ pursuant to section 122 of the Tax Act; or (iv) Granite REIT being liable to pay a tax imposed under Part XII.2 of the Tax Act;

(c)	best efforts will be used to ensure that Granite REIT will not be a ‘‘publicly traded partnership’’ taxable as a corporation under Section 7704 of the Internal Revenue Code of 1986;

(d)

factors to be considered in making investments shall include the political environment and governmental and economic stability in the relevant jurisdiction(s), the long-term growth prospects of the assets and the economy in the relevant jurisdiction(s), the currency in the relevant jurisdiction(s) and the income-producing stability of the assets;

(e)

Granite REIT may make its investments and conduct its activities, directly or indirectly, through an investment in one or more persons on such terms as the Trustees may from time to time determine, including without limitation by way of joint ventures, partnerships and limited liability companies;

(f)	Granite REIT may only invest in operating businesses indirectly through one or more trusts, partnerships, corporations or other legal entities; and

(g)

Granite REIT shall not invest in raw land for development, except for (i) existing properties with additional development, (ii) the purpose of renovating or expanding existing properties, or (iii) the development of new properties, provided that the aggregate cost of the investments of Granite REIT in raw land, after giving effect to the proposed investment, will not exceed 15% of Gross Book Value (as defined in the Declaration of Trust).

Operating Policies

The Declaration of Trust provides that the operations and activities of Granite REIT shall be conducted in accordance with the policies summarized below:

(i)

Granite REIT shall not trade in currency or interest rate futures contracts other than trades for hedging purposes that comply with National Instrument 81-102 — Mutual Funds, as amended from time to time, or any successor instrument or rule;

(ii)

(i) any written instrument under which Granite REIT grants a mortgage, and (ii) to the extent practicable, written instruments which create a material obligation, shall contain a provision or be subject to an acknowledgement to the effect that the obligation being created is not personally binding upon, and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of any of the Trustees, REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or officers, employees or agents of Granite REIT, but that only property of Granite REIT or a specific portion shall be bound; Granite REIT, however, is not required, but shall use all reasonable efforts, to comply with this requirement in respect of obligations assumed by Granite REIT upon the acquisition of real property;

(iii)

Granite REIT shall not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust);

(iv)	Granite REIT shall not guarantee any liabilities of any person unless such guarantee: (i) is given in connection with an otherwise permitted investment; (ii) has been approved by the Trustees; and

(iii) (A) would not disqualify Granite REIT as a ‘‘mutual fund trust’’ within the meaning of the Tax Act, and (B) would not result in Granite REIT losing any other status under the Tax Act that is otherwise beneficial to Granite REIT and REIT Unitholders;

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(v)

except for real property held by a person partially owned by Granite REIT, title to each real property shall be held by and registered in the name of Granite REIT, the Trustees or in the name of a corporation or other entity wholly-owned, directly or indirectly, by Granite REIT or jointly, directly or indirectly, by Granite REIT with joint venturers or in such other manner which, in the opinion of management, is commercially reasonable;

(vi)

Granite REIT shall conduct such diligence as is commercially reasonable in the circumstances on each real property that it intends to acquire and obtain a report with respect to the physical condition thereof from an independent and experienced consultant;

(vii)

Granite REIT shall either (a) have conducted an environmental site assessment or (b) be entitled to rely on an environmental site assessment dated no earlier than six months prior to receipt by Granite REIT, in respect of each real property that it intends to acquire, and if the environmental site assessment report recommends that further environmental site assessments be conducted Granite REIT shall have conducted such further environmental site assessments, in each case, by an independent and experienced environmental consultant; and

(viii)

Granite REIT shall obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with such insurers, and on such terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

Amendments to Investment Guidelines and Operating Policies

Pursuant to the Declaration of Trust, all of Granite REIT’s investment guidelines and the operating policies of Granite REIT set out in paragraphs (a), (c), (d), (f) and (g) under the heading ‘‘— Operating Policies’’ may be amended only with the approval of two-thirds of the votes cast at a meeting of REIT Unitholders. The remaining operating policies set out under the heading ‘‘— Operating Policies’’ may be amended with the approval of a majority of the votes cast at a meeting of REIT Unitholders.

Notwithstanding the foregoing paragraph, if at any time a government or regulatory authority having jurisdiction over Granite REIT or any property of Granite REIT shall enact any law, regulation or requirement which is in conflict with any investment guideline or operating policy of Granite REIT then in force, such guideline or policy in conflict shall, if the Trustees on the advice of legal counsel to Granite REIT so resolve, be deemed to have been amended to the extent necessary to resolve any such conflict and, notwithstanding anything to the contrary in the Declaration of Trust, any such resolution of the Trustees shall not require the prior approval of REIT Unitholders.

RISK FACTORS

Investing in securities of Granite involves a high degree of risk. In addition to the other information contained in this Annual Information Form, investors should carefully consider the following risk factors before investing in securities of Granite. The occurrence of any of the following risks could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows. Other risks and uncertainties that are not known to Granite or that Granite believes are not material may also have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Risks Relating to Granite’s Business

Tenant Concentration

Although one element of Granite’s strategy is to diversify and reduce its exposure to Magna by increasing the proportion of lease revenue that it derives from other tenants, as at December 31, 2019, 35 of Granite’s

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85 income-producing properties were leased to Magna International Inc. or its operating subsidiaries. For the year ended December 31, 2019, payments under those leases represented approximately 42% of Granite’s annualized revenue and approximately 35% based on gross leasable area.

Granite’s properties are generally leased to operating subsidiaries of Magna and are not guaranteed by the parent company, however, Magna is the tenant under certain of Granite’s leases. As a result, Granite may not have the contractual right to proceed directly against Magna International Inc. in the event that one of these subsidiaries defaults on its lease. Granite could be materially adversely affected if any Magna subsidiaries became unable to meet their respective financial obligations under their leases, and if Magna International Inc. was unwilling or unable to provide funds to such subsidiaries for the purpose of enabling them to meet such obligations.

Granite encourages investors to consult Magna’s public disclosure for information on factors affecting the business of Magna, including the factors described in the section on industry trends and risks in Magna’s Management’s Discussion and Analysis of Results of Operations and Financial Position prepared as at November 7, 2019, which section, excluding any forward-looking information contained therein expressly referring to Magna’s beliefs, is incorporated by reference into this AIF.

Automotive Industry

Although Granite intends to continue to increase the proportion of lease revenue it derives from tenants other than Magna, Granite’s business is subject to conditions affecting the automotive industry generally due to its exposure to Magna as its largest tenant.

The global automotive industry is cyclical. Economic uncertainty or a deterioration of the global economy for an extended period of time may result in lower consumer confidence, which has a significant impact on consumer demand for vehicles, as vehicle production is closely related to consumer demand. In addition, the automotive industry is highly competitive and may be negatively impacted by restrictions on free trade or by trade disputes or tariffs. Further, the automotive sector may be impacted by regional production volume declines including as a result of a labour disputes or a global virus outbreak. Each of these risks could have a material adverse effect on Magna, its customers and suppliers and, in turn, on Granite’s profitability and financial condition. A decrease in the long-term profitability or viability of the automotive industry and the automotive parts sector in particular would have a material adverse impact on Granite’s properties and its operating results.

Credit Risk

Granite may incur losses resulting from a failure of a tenant to meet its payment obligations. Granite’s financial condition and operating results would be adversely affected if Magna or a significant number of other tenants were to become unable to meet their financial obligations to Granite. Furthermore, a rejection or termination of a lease under the protection of bankruptcy, insolvency or similar laws, could cause a temporary reduction of Granite’s cash flow.

Adverse Global Market, Economic and Political Conditions, Health Crises and Other Events Beyond Granite’s Control

Adverse Canadian, U.S. and the global market, economic and political conditions, including dislocations and volatility in the credit markets and general global economic uncertainty, could have a material adverse effect on Granite’s business, results of operations and financial condition with the potential to impact, among others; (i) the value of our properties; (ii) the availability or the terms of financing that Granite has or may anticipate utilizing; (iii) Granite’s ability to make principal and interest payments on, or refinance any outstanding debt when due; and (iv) the ability of Granite’s tenants to enter into new leasing transactions or to satisfy rental payments under existing leases.

Public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the novel coronavirus (COVID-19),

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could adversely impact Granite’s and our tenants’ businesses, and thereby our tenants’ ability to meet their payment obligations, by disrupting supply chains and transactional activities, and negatively impacting local, national or global economies.

Geographic Exposure

During 2019, 22% of Granite’s revenue was generated in Canada, 23% in Austria, 39% in the United States, 10% in Germany, 4% in the Netherlands, and the remainder in four other European countries. Operating in different regions and countries exposes Granite to political, economic and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

•	consequences from changes in tax laws and treaties, including restrictions on the repatriation of funds;

•	downturns in countries or geographic regions where Granite has significant operations;

•	economic tensions between governments and changes in international trade and investment policies;

•	regulations restricting Granite’s ability to do business in certain countries;

•	local regulatory compliance requirements; and

•	political and economic instability, natural calamities, war, and terrorism.

The effects of these risks may, individually or in the aggregate, materially adversely affect Granite’s business, financial condition, results of operations and cash flows.

Foreign Currency

A majority of Granite’s revenue is not denominated in Canadian dollars. Since Granite reports its financial results in Canadian dollars and does not currently hedge all of its non-Canadian dollar rental revenues, Granite is subject to foreign currency fluctuations that could, from time to time, have a material adverse impact on Granite’s business, financial condition, results of operations and cash flows.

From time to time, Granite may attempt to hedge its exposure to the impact that changes in foreign currency rates or interest rates may have on Granite’s revenue and liabilities through the use of derivative financial instruments. The use of derivative financial instruments, including forwards, futures, swaps and options, in Granite’s risk management strategy carries certain risks, including the risk that losses on a hedge position will reduce income. A hedge may not be effective in eliminating all the risks inherent in any particular position. Additionally, all of Granite’s outstanding debt is denominated in foreign currencies to more naturally hedge its non-Canadian cash-inflows. Granite’s profitability may be adversely affected during any period as a result of the use of derivatives.

Environmental Matters

Some of Granite’s tenants engage in industrial operations using hazardous materials. Under various federal, state, provincial and local environmental laws, ordinances and regulations, a current or previous owner, an occupier or previous occupier, and their directors and officers, may be liable for costs to remove and remediate contaminants at an affected property, as well as at off-site affected properties. Such laws often impose liability whether or not the owner or occupier knew of, or was responsible for, the presence of the contaminants. In addition, the presence of contaminants and hazardous building materials (such as asbestos) or the requirement to remediate, may materially impair the value of Granite’s properties and adversely affect its ability to borrow by using affected properties as collateral. Certain environmental laws and common law principles can impose liability for contamination, and third parties may seek to recover from owners and prior owners and their directors and officers for damages. As an owner and prior owner of properties, Granite and its directors and officers are subject to these potential liabilities.

Capital and operating expenditures necessary to comply with environmental laws and regulations, to defend against claims and to remediate contaminated property may have a material adverse effect on

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Granite’s operating results and its financial condition. To date, environmental laws and regulations have not had a material effect on Granite’s operations or its financial condition. However, Granite is subject to ever more stringent environmental standards as a result of enhanced environmental regulation and increased environmental enforcement, compliance with which may have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows. Granite cannot predict the future costs that it may be required to incur to meet its environmental obligations.

On occasion, tenants’ operations and Granite’s properties may become the subject of complaints from adjacent landowners, or inquiries or investigations by environmental regulators. Almost all of the costs relating to such complaints, inquiries or investigations to date have been incurred by Granite’s tenants pursuant to the terms of the relevant leases. In the past, Granite has engaged consultants and incurred immaterial costs with respect to environmental matters arising from adjacent or nearby properties in order to protect the condition and marketability of its properties.

Moreover, environmental laws may impose restrictions on the manner in which a property may be used or to which a property is subject on transfer. These environmental restrictions may limit development or expansion of a property in Granite’s portfolio and may affect its value.

Competition

In each of the real estate markets in which Granite operates, it competes for suitable real estate investments with many other parties, including real estate investment trusts, pension funds, insurance companies, private investors and other investors (both Canadian and foreign), which are currently seeking, or which may seek in the future, real estate investments similar to those desired by Granite. Some of Granite’s competitors may have greater financial resources, or lower required return thresholds than Granite does, or operate with different investment guidelines and operating policies. Accordingly, Granite may not be able to compete successfully for these investments.

If competing properties of a similar type are built in the area where one of Granite’s properties is located, or similar properties located in the vicinity of one of Granite’s properties are substantially refurbished, the net operating income derived from, and the value of, such property could be reduced as a result of Granite’s potential inability to lease space or to charge rent at same or better rates.

Lease Renewals and Occupancy

Granite’s tenants may not renew expiring leases on terms favourable to Granite, or at all. Granite may not be able to find a new tenant for any property for which the lease has expired, in each case on terms as favourable as the expired lease, or at all, particularly properties that are considered to be special purpose in nature and were designed and built with unique features or are located in secondary markets.

Market rates may be lower at the time renewal options are exercised, and accordingly, leases may be renewed at lower levels of rent than are currently in place. Granite may incur significant costs in making property modifications, improvements or repairs required by a new tenant. The failure to maintain a significant number of Granite’s income-producing properties under lease would have a material adverse effect on Granite’s financial condition and operating results. As at December 31, 2019, Granite’s occupancy rate was 99.0%.

Key Personnel

The operations of Granite depend on the services of certain key personnel. The loss of the services of any member of Granite’s management team could have an adverse effect on Granite.

Cyber Security

Granite relies on its information technology systems for its financial reporting and day-to-day operations. Granite employs systems and websites that allow for the storage and transmission of proprietary or confidential information regarding its business, tenants and employees.

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Security breaches could expose Granite to a risk of loss or misuse of this information, potential liability and reputational damage. Granite may not be able to anticipate or prevent rapidly evolving types of cyber- attacks. Actual or anticipated attacks may cause Granite to incur increased costs, including costs to deploy additional personnel and protection technologies, train employees and engage third party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the technology used by Granite to protect transaction or other data being breached or compromised. Data and security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breach by employees or persons with whom Granite has commercial relationships that result in the unauthorized release of personal or confidential information.

If Granite were unable to operate its systems, make enhancements as needed or if there was a cyber- security breach into Granite’s network, it could have an adverse effect on Granite’s ability to manage its operations and meet its obligations including its financial reporting obligations, which in turn could have an adverse impact on Granite’s business, financial condition, results of operations and financial condition.

General Risks Associated with Real Property Ownership

Because Granite owns, leases and develops real property in multiple jurisdictions, it is subject to risks that may vary by jurisdiction. The investment returns available from investments in real estate depend in large part on the amount of income earned by the properties, capital appreciation generated by the properties, as well as the expenses incurred. Granite may experience delays and incur substantial costs in enforcing its rights as lessor under defaulted leases.

In addition, a variety of other factors outside of Granite’s control affect income from properties and real estate values, including governmental regulations, zoning regulations, and condemnation/eminent domain laws, and can make it more expensive or time-consuming to expand, modify or renovate existing structures. The value of Granite’s properties is also dependent on the credit and financial stability of Granite’s tenants, and the bankruptcy or insolvency of any of Granite’s tenants could adversely affect Granite’s financial position. Operating costs for a property, including maintenance costs, property taxes and insurance, remain payable regardless of whether the property is producing income.

When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. In addition, real estate investments are often difficult to sell quickly. Similarly, if financing becomes less available, it becomes more difficult both to acquire and to sell real property. Moreover, governments can, under eminent domain laws, confiscate real property. Sometimes this confiscation is for less compensation than the owner believes the property is worth.

A deterioration of economic and political conditions, including through rising interest rates or inflation, high unemployment, increasing energy prices, declining real estate values, increased volatility in global capital markets, international conflicts, sovereign debt concerns, an increase in protectionist measures and/or other factors, could adversely affect the value of Granite’s property portfolio, business, financial condition, results of operations and financial condition.

Development Risk

Granite intends to develop properties as suitable opportunities arise. Real estate development includes risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	failure to receive zoning, occupancy and other required governmental permits and authorizations;

•	development costs incurred for projects that are not pursued to completion;

•	natural disasters, such as earthquakes, floods or fires, that could adversely impact a project;

•	governmental restrictions on the nature, use or size of a project.

Granite’s development projects may not be completed on time or within budget, and in cases of speculative development there may be difficulty in securing tenants for the development or leasing may

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not be executed in a timely manner or at expected lease rates, which could all adversely affect Granite’s operating results.

Liquidity of Real Estate Investments

Real estate investments, particularly those that are special purpose in nature, tend to be relatively illiquid. This may limit Granite’s ability to adjust or adapt its portfolio promptly in response to changing economic or investment conditions. If the liquidation of assets is required, there is a significant risk that Granite would realize sale proceeds of less than the current fair value of its real estate investments.

Additionally, many of Granite’s significant leases provide the tenant with rights of first refusal, which may adversely affect the marketability and market value of its income-producing property portfolio. These rights of first refusal may deter third parties from incurring the time and expense that would be necessary for them to bid on Granite’s properties in the event that Granite desires to sell those properties. See ‘‘Business Overview — Leasing Arrangements — Restrictions on Sales and Tenant Rights of Refusal’’.

Inability to Execute Growth Strategy

Granite’s ability to achieve its strategic objectives is subject to known and unknown risks, uncertainties and other unpredictable factors which, in addition to those discussed herein, include: adverse changes to foreign or domestic laws; changes in economic, market and competitive conditions; and other risks that may adversely affect Granite’s ability to grow and diversify its asset base through acquisitions, development, re-development and dispositions; to optimize its balance sheet; to reduce its exposure to Magna and the special purpose properties over the long term; and to achieve its near-term strategy of acquiring and developing an institutional quality portfolio in key e-commerce and distribution markets (see also ‘‘ — Increased Financial Leverage’’).

Failure to Obtain Future Financing

Granite’s access to third-party financing will be subject to a number of factors, including general market conditions; global economic volatility; Granite’s credit rating; the market’s perception of Granite’s stability and growth potential; Granite’s current and future cash flow and earnings; and Granite’s ability to renew certain long-term leases. There is no assurance that capital will be available when needed or on favourable terms. Granite’s failure to access required capital on acceptable terms could adversely affect its cash flows, operating results and financial condition, and Granite’s ability to make acquisitions, maintain existing assets and make capital investments. Granite may have restricted access to capital and increased borrowing costs which could adversely affect possible future debt or equity security issuances.

Financing Risk

Granite is exposed to financing risk on maturing debentures and bank indebtedness, as well as interest rate risk on borrowings. If its indebtedness is replaced by new debt that has less favourable terms or it is unable to secure adequate funding, distributions to holders of Stapled Units may be adversely impacted (see also ‘‘ — Failure to Obtain Future Financing’’).

A portion of the cash flow generated by Granite’s property portfolio is used to meet its obligations under its outstanding debt and there can be no assurance that Granite will continue to generate sufficient cash flow from operations to meet interest payment obligations or principal repayment obligations upon the applicable maturity dates. If Granite is unable to meet interest or principal payment obligations, it could be required to seek renegotiation of such payments or obtain additional equity, debt or other financing, and failure to do so could materially adversely affect Granite’s financial condition and results of operations and adversely impact cash distributions on the Stapled Units. Furthermore, if a property is mortgaged to secure the payment of indebtedness and Granite is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all of which could result in lost revenues and asset value.

The documents governing the 2021 Debentures, the 2023 Debentures, the Credit Facility, the 2024 Term Facility and the 2026 Term Facility contain various financial covenants which are measured on the basis of

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the combined financial statements of Granite REIT and Granite GP. Failure to comply with obligations under the documents governing such indebtedness may adversely impact cash distributions on the Stapled Units.

Granite is also exposed to interest rate risk, and, to the extent that Granite incurs variable rate indebtedness, its cost of borrowing will fluctuate as interest rates change. Accordingly, if interest rates rise significantly, Granite’s operating results, financial condition and cash flow could be adversely affected and the amount of cash available for distribution on the Stapled Units could be decreased.

Acquisitions

Granite expects to continue to acquire new properties and dispose of properties in accordance with its growth and diversification strategy, and Granite may also acquire going-concern businesses. It is Granite’s operating policy to conduct such diligence as is commercially reasonable in the circumstances on each business or real property that it intends to acquire, including, where appropriate, obtaining reports with respect to the physical condition of real properties, environmental assessments and appraisals, all from independent and experienced consultants.

Acquisitions of properties are subject to commercial risks and satisfaction of closing conditions that may include, among other things, receipt of estoppel certificates and obtaining title insurance. Such acquisitions may not be completed or, if completed, may not be on terms that are as favourable as initially negotiated. In the event that Granite does not complete an announced acquisition, it may have an adverse effect on Granite’s operating results.

Integrating acquired properties and businesses also involves a number of risks that could materially and adversely affect Granite’s business, including:

•	failure of the acquired properties or businesses to achieve expected investment results;

•	risks relating to the integration of the acquired properties or businesses and the retention and integration of key personnel relating to the acquired properties or businesses; and

•	the risk that major tenants or clients of the acquired properties or businesses may not be retained following the expiry of their leases.

Furthermore, the properties and businesses acquired may have undisclosed liabilities for which Granite may not be entitled to any recourse against the vendor, and any contractual, legal, insurance or other remedies may be insufficient. The discovery of any material liabilities subsequent to the closing of the acquisition for any property or business could have a material adverse effect on Granite’s cash flows, financial condition and results of operations.

There can be no assurance that Granite will be able to find attractive opportunities toward which to deploy capital or the proceeds of dispositions, or that Granite will be able to replace the revenue from disposed properties with revenue from newly acquired properties on satisfactory terms or to acquire assets on an accretive basis.

Capital Expenditures

In order to retain marketable rentable space and to generate sustainable revenue over the long term, Granite must maintain or, in some cases, improve each property’s condition to meet market demand. In addition, maintaining a rental property in accordance with Granite’s leases and market standards can entail costs, including, without limitation, new roofs, paved areas or structural repairs, which Granite may not be able to recover from its tenants.

Numerous factors, including the age of the building, the materials used at the time of construction, currently unknown regulatory violations or new regulatory requirements, could result in substantial unbudgeted costs. If the actual costs of maintaining or upgrading a property exceed Granite’s estimates, or if hidden defects are discovered, which are not covered by insurance or contractual warranties, or if Granite is not permitted to recover such costs pursuant to its leases or due to legal constraints, it will incur additional and unexpected costs.

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These maintenance, repair and capital costs could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Uninsured Losses

It is Granite’s policy to obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with selected insurers, and on such terms as it considers appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

Granite does not carry insurance for generally uninsured losses, such as losses from riots, certain environmental hazards, war or certain terrorist attacks.

If Granite experiences a loss which is uninsured or which exceeds its policy coverage limits, Granite could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, it is difficult to evaluate the stability and net assets or capitalization of insurance companies and any insurer’s ability to meet its claim payment obligations. A failure of an insurance company to make payments to Granite upon an event of loss covered by an insurance policy could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Litigation Risk

Granite is sometimes the subject of complaints or litigation from tenants, employees or other third parties for various actions. The damages sought against Granite in these litigation claims can be substantial. If one or more valid and substantiated claims were to greatly exceed Granite’s liability insurance coverage limits or if Granite’s insurance policies do not cover such a claim, this could have a material adverse effect on Granite’s business, financial condition, results of operations and cash flows.

Regulatory Risk

Granite is subject to numerous federal, provincial, state and local laws and governmental regulations relating to environmental protections, product quality standards, and building and zoning requirements. If Granite fails to comply with existing or future laws or regulations, it may be subject to governmental or judicial fines or sanctions, while incurring substantial legal fees and costs. In addition, Granite’s capital expenses could increase due to compliance or remediation measures that may be required if it is found to be noncompliant with any existing or future laws or regulations.

Financial Reporting

Granite maintains information systems, procedures and controls to ensure all information disclosed externally is as complete, reliable and timely as possible. Such internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with IFRS.

Because of the inherent limitations in all control systems, including well-designed and operated systems, no control system can provide complete assurance that the objectives of the control system will be met. Furthermore, no evaluation of controls can provide absolute assurance that all control issues, including instances of fraud, if any, will be detected or prevented. Inherent limitations in control systems include, without limitation, the risk of isolated errors and the risk that management’s assumptions and judgments may ultimately prove to be incorrect under varying conditions.

Additionally, controls may be circumvented by the unauthorized acts of individuals, by collusion of two or more people or by management override. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential conditions.

Increased Financial Leverage

One of Granite’s strategic objectives is to increase its leverage to a range of 30% to 35%. As at December 31, 2019, Granite’s net leverage ratio was 21%.

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The degree to which Granite is leveraged could have important consequences to holders of Granite securities. These include: (i) a significant portion of Granite’s cash flow may be dedicated to the payment of the principal of, and interest on, Granite’s indebtedness, thereby reducing the amount of funds available for the payment of cash distributions to holders of Stapled Units; (ii) certain of Granite’s borrowings may be at variable rates of interest, which exposes Granite to the risk of increased interest rates; (iii) a high level of debt would increase vulnerability to general adverse economic and industry conditions; (iv) the covenants contained in the indebtedness will limit Granite’s ability to dispose of assets, encumber assets, pay distributions and make potential investments; (v) a high leverage percentage may place Granite at a competitive disadvantage compared to other owners of similar real estate assets that are less leveraged and therefore Granite may be prevented from taking advantage of opportunities; (vi) a high leverage percentage may make it more likely that a reduction in Granite’s borrowing base following a periodic valuation (or redetermination) could require Granite to repay a portion of then-outstanding borrowings; and (vii) a high leverage percentage may impair Granite’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general trust or other purposes. Under the Declaration of Trust, Granite REIT (including entities wholly or partially owned by Granite REIT on a proportionate consolidation basis) may not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust).

Risks Relating to Taxation

Canada

Mutual Fund Trust Status

Granite REIT may cease to qualify as a mutual fund trust for purposes of the Tax Act. If Granite REIT did not qualify as a mutual fund trust for such purposes continuously throughout a taxation year, it would be subject to adverse tax consequences which likely would result in a significant portion of its income becoming subject to Canadian income tax and materially reduce the level of cash distributions made to REIT Unitholders.

Real Estate Investment Trust Status

Granite REIT would be subject to Canadian income tax (under the so-called ‘‘SIFT’’ tax rules) on a similar basis to a Canadian public corporation on its income for a year unless it qualifies in that year as a real estate investment trust for purposes of the Tax Act (the ‘‘REIT Exception’’). If Granite REIT did not qualify under the REIT Exception for one or more of its taxation years, it would have higher cash taxes payable and the level of cash distributions made to REIT Unitholders would be materially reduced. The conditions for satisfying the REIT Exception are on erous, and include various numerical tests (including tests entailing measurement of assets and equity or measurement of various revenue streams) which must be satisfied at any point in time throughout the year in question. Accordingly, there is a risk (including as a result of unanticipated developments or changes in law) that Granite REIT will not qualify under the REIT Exception as a real estate investment trust under the Tax Act for one or more of its taxation years.

Changes to Tax Laws

Granite operates in multiple foreign jurisdictions. Accordingly, it is subject to the tax laws and related tax treaties in each of those jurisdictions and the risk that those tax laws and treaties may change in the future or that recent changes to such tax laws or treaties may be applied by the tax authorities in an adverse manner. Any such changes could adversely affect taxes payable including withholding taxes, the effective tax rate in the jurisdictions in which Granite operates and the portion of distributions that would be income for Canadian income tax purposes.

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Risks Related to the Positions Taken by Granite in its Tax Filings

Tax provisions, including current and deferred tax assets and liabilities in Granite’s financial statements and tax filing positions, require estimates and interpretations of Canadian and foreign tax laws, regulations, and tax treaties, and judgments as to their interpretation and application to Granite’s specific situation. In addition, the computation of income and other taxes payable involves many complex factors and there can be no assurance that Canadian or foreign tax agencies will agree with Granite’s tax filing positions and will not change their administrative practices to the detriment of Granite and its security holders. While Granite believes that its tax filing positions are appropriate and supportable under applicable law, they are always subject to review and assessment by the relevant taxation authorities. Therefore, it is possible that additional taxes could be payable by Granite or withheld on distributions received from non-resident subsidiaries or distributed to REIT Unitholders or that additional taxable income could be allocated by Granite REIT to its REIT Unitholders (potentially in excess of cash distributions made to them).

United States

Granite’s U.S. Private REITs’ Status as a U.S. REIT

As of January 1, 2013, Granite America, and as of November 18, 2019, Commerce 30 Building C. Inc., (together “U.S. Private REITs”) qualified as REITs for United States federal income tax purposes. REITs are subject to numerous requirements, including requirements relating to the character of their income and assets. If either U.S. Private REIT fails to qualify as a REIT for U.S. federal income tax purposes, it would be subject to U.S. federal income tax as a corporation, and distributions to Granite REIT (and ultimately to REIT Unitholders) could be reduced.

Under section 269B of the United States Internal Revenue Code certain entities that are treated as ‘‘stapled entities’’ are subject to adverse effects. Granite GP should not be treated as stapled to Granite America under current law. If Granite GP nevertheless were treated as stapled to Granite America for these purposes, Granite America and Granite GP could be treated as one entity, which could potentially result in Granite America failing to qualify as a REIT and could reduce the amount of available distributions made by Granite America to Granite REIT (and ultimately to REIT Unitholders).

Granite REIT’s Status as a Partnership

Granite REIT’s status as a partnership for U.S. federal income tax purposes requires that 90% or more of Granite REIT’s gross income for every taxable year consists of qualifying income (the ‘‘qualifying income exception’’), and that Granite REIT not be registered under the Investment Company Act. Granite REIT expects that it will be able to utilize the qualifying income exception in each taxable year, but Granite REIT could cease to be treated as a partnership for U.S. federal income tax purposes should this exception not be met in any given year, resulting in materially reduced distributions if Granite REIT is subject to U.S. corporate level income tax or increased U.S. withholding tax on dividend distributions from its U.S. subsidiaries.

Risks Related to PFIC Status

Granite REIT, Granite GP or their subsidiaries may be considered a PFIC for U.S. federal income tax purposes. U.S.-resident REIT Unitholders directly or indirectly owning an interest in a PFIC may experience adverse U.S. tax consequences.

U.S. Return Filing Obligation if Granite REIT Recognizes FIRPTA Gain

Granite REIT intends to manage its affairs so that the risk of recognizing a gain under FIRPTA is minimized. However, if Granite REIT recognizes a FIRPTA gain, Non-U.S.-resident REIT Unitholders will be subject to U.S. federal income tax and U.S. income tax return filing obligations.

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Potential Uncertainty as to the Availability of Treaty Benefits to Distributions from Granite America

Treaty-reduced rates of withholding tax on Fixed, Determinable, Annual, Periodical (‘‘FDAP’’) payments that are considered to be U.S. sourced, are not available under a treaty if REIT Unitholders are not considered the beneficial owners of the income earned by Granite REIT or are not considered to have derived such income within the meaning of the applicable Treasury Department regulations. Granite believes that REIT Unitholders will be treated as deriving the income earned by Granite REIT and REIT Unitholders will be treated as the beneficial owners of such income. If REIT Unitholders were not considered the beneficial owners of Granite REIT’s income, the portion of distributions to REIT Unitholders which would be considered FDAP payments would not be eligible for a reduced rate of withholding tax and Granite REIT may be assessed by the IRS for failure to withhold at an appropriate rate. As a practical matter, Granite may not be able to recover most of the amount of such assessment from REIT Unitholders.

Risks Relating to the Stapled Units

Distributions

The REIT Units are equity securities of Granite REIT and are not fixed income securities. A fundamental characteristic that distinguishes the REIT Units from fixed income securities is that Granite REIT does not have a fixed obligation to make payments to holders of REIT Units and does not have an obligation to return the initial purchase price of a REIT Unit on a certain date in the future (although the REIT Units are redeemable on demand, subject to certain limitations, as provided in the Declaration of Trust). Granite REIT has the ability to reduce or suspend distributions to holders of REIT Units if circumstances warrant. The ability of Granite REIT to make cash distributions to holders of REIT Units, and the actual amount distributed, will be entirely dependent on the operations and assets of Granite REIT and its subsidiaries, and will be subject to various factors including financial performance, obligations under indebtedness, fluctuations in working capital and capital expenditure requirements. There can be no assurance regarding the amount of income to be generated by Granite’s properties.

In addition, unlike interest payments on an interest-bearing debt security, Granite REIT’s cash distributions to holders of REIT Units are composed of different types of payments (portions of which may be fully or partially taxable or may constitute non-taxable returns of capital). The composition for tax purposes of those distributions may change over time, thus affecting the after-tax returns to holders of REIT Units. Therefore, the rate of return over a defined period for a holder of REIT Units may not be comparable to the rate of return on a fixed income security that provides a ‘‘return on capital’’ over the same period.

Holders of GP Shares have no contractual or legal right to dividends, and the declaration of dividends is in the discretion of the Directors of Granite GP. Payment of dividends will depend on, among other things, the earnings, financial condition, level of indebtedness and financial commitments of Granite GP, statutory solvency tests applicable to the declaration and payment of dividends and other factors considered relevant by the directors of Granite GP. In the current Stapled Unit structure, Granite GP would be entirely dependent on its relatively nominal general partner interest in Granite LP in order to receive funds from which to pay dividends. In light of its nominal earnings (if any), Granite GP did not pay dividends in 2018 or 2019 and does not expect to pay dividends in 2020.

Although Granite REIT intends to distribute the majority of the consolidated income it earns, less expenses and amounts, if any, paid by Granite REIT in connection with the redemption of REIT Units, the actual amount of distributions paid in respect of the REIT Units will depend upon numerous factors, all of which are susceptible to a number of risks and uncertainties beyond the control of Granite. Granite may also determine to retain cash reserves in certain of Granite’s subsidiaries for the proper conduct of its business. Adding to these reserves in any year would reduce the amount of distributable cash and, hence, of cash available for distributions in that year. Accordingly, there can be no assurance regarding the actual levels of distributions by Granite REIT or Granite GP. The market value of Stapled Units may decline significantly if Granite REIT suspends or reduces distributions.

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Distributions by Granite REIT are payable in cash unless the Trustees determine to pay such amount in Units or fractions thereof. If Granite REIT does not have enough cash to pay distributions in an amount necessary to ensure it will not be liable to pay income tax under Part I of the Tax Act in a taxation year, distributions may be paid in the form of Units or fractions thereof, which could result in REIT Unitholders having taxable income but not receiving cash with respect to such amount.

Subordination of REIT Units and GP Shares

In the event of a bankruptcy, liquidation or reorganization of Granite LP or its subsidiaries, holders of certain of their indebtedness and certain trade creditors will generally be entitled to payment of their claims from the assets from such entities before any assets are made available for upstream distribution, eventually to Granite REIT or Granite GP. GP Shares and REIT Units will be effectively subordinated to the Credit Facility, the 2021 Debentures, the 2023 Debentures, the 2024 Term Facility and the 2026 Term Facility and most of the other indebtedness and liabilities of Granite LP and its subsidiaries. None of Granite LP or its subsidiaries will be limited (other than pursuant to their credit facilities or other debt instruments, including the Credit Facility, the 2024 Term Facility, the 2026 Term Facility, the 2014 Indenture and 2016 Indenture) in their respective ability to incur secured or unsecured indebtedness.

Non-Resident Ownership

The Declaration of Trust imposes various restrictions on holders of REIT Units (which apply regardless of whether the REIT Units are held in the form of Stapled Units). REIT Unitholders that are Non-Residents are prohibited from beneficially owning more than 49% of REIT Units (on a non-diluted and fully-diluted basis). These restrictions may limit (or inhibit the exercise of) the rights of certain persons, including persons who are not residents of Canada for purposes of the Tax Act and non-Canadians, to acquire Stapled Units or REIT Units, to exercise their rights as REIT Unitholders and to initiate and complete take-over bids in respect of the Stapled Units or REIT Units. As a result, these restrictions may limit the demand for Stapled Units or REIT Units from certain persons and thereby adversely affect the liquidity and market value of the Stapled Units or REIT Units held by the public. See ‘‘Declaration of Trust and Description of REIT Units — Limitations on Non-Resident Ownership of REIT Units’’.

Currency Risk Associated with Granite’s Distributions.

Holders of Stapled Units residing in countries where the Canadian dollar is not the functional currency will be subject to foreign currency risk associated with Granite’s distributions, which are denominated in Canadian dollars.

Dependence on Granite LP

Granite REIT is an open-ended, limited purpose trust which is, for purposes of its income, entirely dependent on Granite LP, and in turn on its subsidiaries. Granite GP is also entirely dependent on Granite LP, and in turn on its subsidiaries, as its principal asset is its relatively nominal general partner interest in Granite LP. Granite REIT remains dependent upon the ability of Granite LP to pay distributions or returns of capital in respect of the Granite LP Units, which ability, in turn, is dependent upon the operations and assets of Granite LP’s subsidiaries.

Market Price of Stapled Units

A publicly-traded real estate investment trust will not necessarily trade at values determined by reference to the underlying value of its business. The prices at which the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) will trade cannot be predicted. The market price of the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) could be subject to significant fluctuations in response to variations in quarterly operating results, distributions and other factors, including changes in general market conditions, fluctuations in the markets for equity securities and numerous other factors beyond Granite’s control.

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The annual yield on the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) as compared to the annual yield on other financial instruments may also influence the price of Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) in the public trading markets. In general, an increase in market interest may lead investors in Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) to demand a higher annual yield which could adversely affect the quoted price of Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling).

In addition, the securities markets have in the past experienced and may in the future experience significant price and volume fluctuations from time to time unrelated or disproportionate to the operating performance of particular issuers. These broad fluctuations may adversely affect the market price of the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling).

Since REIT Units and GP Shares do not trade independently, but rather are stapled together as Stapled Units, investors in Stapled Units are subject to all of the risks of an investment in both REIT Units and GP Shares.

Non-Direct Investment

Granite REIT’s principal assets are limited partnership interests in Granite LP. Each REIT Unit represents an equal, undivided, beneficial interest in Granite REIT and does not represent a direct investment in Granite REIT’s assets and should not be viewed by investors as a direct investment in Granite REIT’s assets. Similarly, Granite GP’s principal asset is its relatively nominal general partner interest in Granite LP. Granite GP is a separate legal entity and a GP Share does not represent a direct investment in Granite GP’s assets and should not be viewed by investors as a direct investment in Granite GP’s assets.

The REIT Units are not ‘‘deposits’’ within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company. In addition, although Granite REIT is intended to qualify as a ‘‘mutual fund trust’’ as defined by the Tax Act, Granite REIT is not a ‘‘mutual fund’’ as defined by applicable securities legislation.

The REIT Units do not represent a direct investment in the business of Granite LP and should not be viewed by investors as shares or interests in such entity or any other company. The REIT Units do not represent debt instruments and there is no principal amount owing to REIT Unitholders under the REIT Units.

The rights of REIT Unitholders are based primarily on the Declaration of Trust. There is no statute governing Granite REIT’s affairs equivalent to the BCBCA which sets out the rights and entitlements of shareholders of corporations in various circumstances. As such, REIT Unitholders do not have the statutory rights with respect to Granite REIT normally associated with ownership of shares of a corporation including, for example, the right to bring ‘‘oppression’’ or ‘‘derivative’’ actions. As well, Granite REIT may not be a recognized entity under certain existing insolvency legislation such as the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors’ Arrangement Act (Canada) and thus the treatment of REIT Unitholders upon an insolvency is uncertain.

Redemptions of Stapled Units

The Stapled Units are redeemable on demand by the holder, subject to the limitations described under ‘‘Risks Relating to the Stapled Units’’. It is anticipated that the redemption right will not be the primary mechanism for holders of Stapled Units to liquidate their investment. Upon a redemption of REIT Units, the Trustees may distribute cash or Unit Redemption Assets (as defined under ‘‘Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right’’) to the redeeming REIT Unitholders, subject to obtaining any required regulatory approvals and complying with the requisite terms and conditions of such approvals. The property so distributed may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, registered disability savings plans, registered

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education savings plans, tax-free savings accounts and deferred profit-sharing plans, each within the meaning of the Tax Act (collectively, ‘‘Exempt Plans’’) depending upon the circumstances at the time.

Additionally, such securities, if any, are not expected to be listed on any stock exchange and no established market is expected to develop in such securities and they may be subject to resale restrictions under applicable securities laws.

Following an Event of Uncoupling, the GP Shares will no longer be redeemable on demand by the holder.

Dilution of Stapled Units

Granite may issue an unlimited number of Stapled Units for the consideration and on such terms and conditions as are established by the Trustees of Granite REIT and the Directors of Granite GP without the approval of any holders of Stapled Units. Any further issuance of Stapled Units will dilute the interests of existing holders.

Liability of REIT Unitholders

The Declaration of Trust provides that no REIT Unitholders, in such capacity, will be subject to any liability for, among other things, the obligations, liabilities or activities of Granite REIT. In addition, legislation has been enacted in the Province of Ontario and certain other provinces that is intended to provide REIT Unitholders in those provinces with limited liability comparable to shareholders of a corporation. However, there remains a risk, which management of Granite REIT considers to be remote in the circumstances, that a REIT Unitholder could be held personally liable for the obligations of Granite REIT to the extent that claims are not satisfied out of the assets of Granite REIT.

Uncoupling of Stapled Units — Significant Expenditures

An ‘‘Event of Uncoupling’’ shall occur only: (i) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (ii) at the sole discretion of the Trustees or the Directors of Granite GP, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due. As a result of changes in applicable Canadian, U.S. or other foreign tax laws, or otherwise, it may become desirable to uncouple REIT Units and GP Shares such that the two securities trade separately. There can be no guarantee that such an uncoupling will be accomplished in a timely manner, or at all, and Granite may incur significant expenditures related to administrative expenses and legal and tax advice in respect of holding a meeting of REIT Unitholders or otherwise to effect an uncoupling of REIT Units and GP Shares. The market value of the Stapled Units may decline significantly if a desirable uncoupling cannot be effected in a timely manner, or at all.

Uncoupling of Stapled Units — De-listing of REIT Units

If an Event of Uncoupling occurs, either or both of the REIT Units or GP Shares may be de-listed from the TSX or the NYSE and consequently, there may be no market through which a holder can liquidate its investment in such securities following an Event of Uncoupling. If the REIT Units or GP Shares are de-listed upon an Event of Uncoupling, there can be no assurance that they will be re-listed or posted for trading or quoted on the TSX, the NYSE or any other market for securities. If de-listing were to occur, the REIT Units or GP Shares may not be qualified investments for Exempt Plans depending on the circumstances at the time.

Uncoupling of Stapled Units — Non-Compliance with Canadian Securities Laws.

Granite GP relies and intends to rely on certain exemptions from Canadian securities laws set out in exemption orders obtained from applicable Canadian securities regulatory authorities, including with

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respect to certain continuous disclosure requirements. Granite REIT also relies on such exemption orders to, among other things, permit it to prepare and file combined financial statements of Granite REIT and Granite GP. If there is an Event of Uncoupling, or if certain other conditions of such exemptive relief are not met, Granite GP or Granite REIT may be in default of certain requirements of Canadian securities laws until they comply in full with such requirements. Such a default could impair the ability of Granite REIT and/or Granite GP to undertake financings and could lead to regulatory sanctions.

Risks Relating to the Debentures

Credit Ratings and Credit Risk

The credit rating assigned to the Debentures by each of the applicable credit ratings agencies is not a recommendation to buy, hold or sell the Debentures. A rating is not a comment on the market price of a security nor is it an assessment of ownership given various investment objectives. There can be no assurance that the credit ratings assigned to the Debentures will remain in effect for any given period of time and ratings may be upgraded, downgraded, placed under review, confirmed and discontinued by an applicable credit ratings agency at any time. Real or anticipated changes in credit ratings on the Debentures may affect the market value of the Debentures. In addition, real or anticipated changes in credit ratings may affect the cost at which Granite LP can access the capital markets. See ‘‘Credit Facility and Indebtedness — Credit Ratings’’.

Repayment Risk

The likelihood that holders of the Debentures will receive payments owing to them under the terms of the Debentures will depend on the financial health of Granite REIT, Granite GP and Granite LP and their creditworthiness. In addition, the Debentures and the guarantees thereof will be unsecured obligations of Granite LP (in the case of the Debentures) and Granite REIT and Granite GP (in the case of the guarantees) and, therefore, if Granite LP, Granite REIT or Granite GP becomes bankrupt, liquidates its assets, reorganizes or enters into certain other transactions, its assets will be available to pay its obligations with respect to the Debentures and the guarantees thereof only after it has paid all of its secured indebtedness, if any, in full. There may be insufficient assets remaining following such payments to pay amounts due on any or all of the Debentures then outstanding.

Structural Subordinate of Debentures

Liabilities of a parent entity whose assets are held by various subsidiaries may result in the structural subordination of the creditors of the parent corporation to the creditors, including trade creditors, of such subsidiaries. The parent entity is entitled only to the residual equity of its subsidiaries after all debt obligations of its subsidiaries are discharged. In the event of a bankruptcy, liquidation or reorganization of Granite LP, Granite REIT or Granite GP, holders of indebtedness of Granite LP, Granite REIT and Granite GP (including holders of Debentures) may become subordinate to creditors of the subsidiaries of Granite LP.

Fluctuations in Market Price and Value of the Debentures

The market price or value of the Debentures depends on many factors, including liquidity of the Debentures, prevailing interest rates and the markets for similar securities, general economic conditions and Granite’s financial condition, historic financial performance and future prospects.

Prevailing interest rates will affect the market value of the Debentures. Assuming all other factors remain unchanged, the market value of the Debentures will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Challenging market conditions, the health of the economy as a whole and numerous other factors beyond the control of Granite LP may have a material effect on the business, financial condition, liquidity and

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results of operations of Granite LP. Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of securities of issuers and that have often been unrelated to the operating performance, underlying asset values or prospects of such issuers. There can be no assurance that continuing fluctuations in price and volume will not occur. Accordingly, the market price of the Debentures may decline even if Granite LP’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are objective evidence of impairment, which may result in impairment losses. If such increased levels of volatility and market turmoil continue, Granite LP’s operations could be adversely impacted and the market price of the Debentures may be adversely affected.

Liquidity of Debentures

There is currently only a secondary market with very limited liquidity through which the Debentures may be sold. No assurance can be given that an active or liquid trading market for the Debentures will be maintained and holders may not be able to resell Debentures. This may affect the pricing of the Debentures, the transparency and availability of trading prices, the liquidity of the Debentures and the extent of issuer regulation. To the extent that an active trading market for the Debentures does not exist, the liquidity and trading prices for the Debentures may be adversely affected. Whether or not the Debentures will trade at lower prices depends on many factors, including liquidity of the Debentures, prevailing interest rates and the markets for similar securities, general economic conditions and Granite’s financial condition and future prospects.

Change of Control

Granite LP may be required to purchase all outstanding Debentures upon the occurrence of a ‘‘Change of Control’’ (as defined in the 2014 Indenture and 2016 Indenture). However, it is possible that following a Change of Control, Granite LP will not have sufficient funds at that time to make any required purchase of outstanding Debentures or that restrictions contained in other indebtedness will restrict those purchases.

Early Redemption of Debentures

Granite LP may choose to redeem the Debentures prior to maturity, in whole or in part, at any time or from time to time, especially when prevailing interest rates are lower than the rate borne by the Debentures. If prevailing rates are lower at the time of redemption, a holder would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures being redeemed.

DESCRIPTION OF STAPLED UNITS

The Stapled Units consist of one REIT Unit and one GP Share. The Declaration of Trust and Articles of Granite GP each contain provisions to achieve the ‘‘stapling’’ of the REIT Units and the GP Shares until such time as an Event of Uncoupling occurs. See ‘‘Declaration of Trust and Description of REIT Units — Allotment and Issue of REIT Units’’, ‘‘Declaration of Trust and Description of REIT Units — Transferability and Stapling of REIT Units’’ and ‘‘Granite GP Capital Structure’’.

An ‘‘Event of Uncoupling’’ shall occur only: (i) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (ii) at the sole discretion of the Trustees or the Directors of Granite GP, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due.

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Support Agreement

The following is a summary of certain provisions of the Support Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Support Agreement, as filed on SEDAR.

Pursuant to the Declaration of Trust and the Articles of Granite GP, at all times, each REIT Unit must be ‘‘stapled’’ to a GP Share unless there is an Event of Uncoupling. As part of the 2013 Arrangement, Granite REIT and Granite GP entered into a support agreement dated as of January 3, 2013, as amended and restated on December 20, 2017, which contains provisions that facilitate the Stapled Unit structure.

Among other things, the Support Agreement provides for:

(i)	coordination of the declaration and payment of distributions by Granite REIT and dividends by Granite GP so as to provide, unless otherwise agreed, for simultaneous record dates and payment dates;

(ii)

coordination between the parties so as to permit them to perform their respective obligations pursuant to the Declaration of Trust, the Articles of Granite GP, equity-based compensation plans, any dividend or distribution re-investment plan and any unitholder rights plan;

(iii)

for each party to take all such actions and do all such things as are necessary or desirable to enable and permit the other party to perform its obligations arising under any right, warrant, option or other convertible security and enable the delivery of Stapled Units thereunder or in connection therewith; and

(iv)

for each party to take all such actions and do all such things as are necessary or desirable to issue REIT Units or GP Shares, as applicable, simultaneously (or as close to simultaneously as possible) with the issue of GP Shares or REIT Units, as applicable, and to otherwise ensure at all times that each holder of a particular number of REIT Units holds an equal number of GP Shares, including participating in and cooperating with any public or private distribution of Stapled Units by, among other things, signing prospectuses or other offering documents.

Under the Support Agreement, the parties have agreed to keep each other informed of potential issues of securities, consult with each other and cooperate in connection with such an issue. The Support Agreement provides for coordination and cooperation of the parties in the event of any acquisition by the parties of, or offer to acquire, Stapled Units. The Support Agreement prevents (i) Granite GP from acquiring, or offering to acquire, GP Shares unless either of Granite GP or Granite REIT simultaneously acquires, or offers to acquire, the accompanying REIT Units, and (ii) Granite REIT from acquiring, or offering to acquire, REIT Units, unless Granite GP simultaneously acquires, or offers to acquire, the accompanying GP Shares.

The Support Agreement contains provisions to facilitate the preparation and filing of combined financial statements of Granite REIT and Granite GP and other public disclosure documents containing disclosure about Granite REIT and Granite GP. The parties are required to cooperate with each other in the preparation of combined financial statements and other public disclosure documents; provide relevant financial and other information to each other; maintain a consistent financial presentation, to the extent appropriate and practicable in accordance with applicable accounting principles; and maintain the same fiscal year end. The Support Agreement also provides for the cooperation and coordination of the parties in calling and holding meetings of holders of REIT Units and GP Shares, respectively, including having the same record dates and meeting dates, holding concurrent or sequential meetings and cooperating in the preparation of a management information circular and other meeting materials.

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DECLARATION OF TRUST AND DESCRIPTION OF REIT UNITS

The following is a summary of certain provisions of the Declaration of Trust and does not purport to be complete and is subject to and is qualified in its entirety by reference to the Declaration of Trust, as filed on SEDAR.

REIT Units

The beneficial interests in Granite REIT are represented and constituted by a single class of ‘‘trust units’’. An unlimited number of REIT Units may be issued pursuant to the Declaration of Trust. Each REIT Unit represents an equal undivided beneficial interest in any distributions by Granite REIT, whether of net income, net realized capital gains or other amounts and, in the event of termination of Granite REIT, in the net assets of Granite REIT remaining after satisfaction of all liabilities, and no REIT Unit has any preference or priority over any other.

No REIT Unitholder is entitled to call for any partition or division of Granite REIT’s property or for a distribution of any particular asset forming part of Granite REIT’s property or of any particular monies or funds received by the Trustees. The legal ownership of the property of Granite REIT and the right to conduct the activities and operations of Granite REIT are vested exclusively in the Trustees, and no REIT Unitholder has or is deemed to have any right of ownership in any of the property of Granite REIT, except as a beneficiary of Granite REIT and as specifically provided in the Declaration of Trust.

REIT Unitholders may attend and vote at all meetings of the REIT Unitholders, either in person or by proxy, and each REIT Unit is entitled to one vote at all such meetings or in respect of any written resolution of REIT Unitholders.

Subject to applicable regulatory approval, the issued and outstanding REIT Units may be subdivided or consolidated from time to time by the Trustees without REIT Unitholder approval, provided that if an Event of Uncoupling has not occurred, the REIT Units shall not be subdivided or consolidated unless immediately following such subdivision or consolidation there will be issued and outstanding an equal number of REIT Units and GP Shares.

The REIT Units are not ‘‘deposits’’ within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of such Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on the business of a trust company.

Allotment and Issue of REIT Units

The consideration for any REIT Unit must be paid in one or more of money, property or past services performed for or for the direct or indirect benefit of Granite REIT, the value of which consideration received by Granite REIT, as determined by the Trustees, equals or exceeds the issue price set for the REIT Unit. Subject to the foregoing and the restrictions noted at ‘‘— Limitations on Non-Resident Ownership of REIT Units’’, the Trustees may allot and issue REIT Units at such time or times and in such manner (including pursuant to any reinvestment plan relating to distributions of Granite REIT or dividends of Granite GP, equity-based compensation plans of Granite REIT, Granite GP or their respective affiliates or pursuant to a unitholder rights plan of Granite REIT and/or shareholder rights plan of Granite GP), and for such consideration and to such person, persons or class of persons as the Trustees in their sole discretion shall determine, provided that, if an Event of Uncoupling has not occurred, no REIT Unit may be issued to any person unless (i) a GP Share is simultaneously issued to such person or (ii) Granite REIT has arranged that REIT Units will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a REIT Unit will hold an equal number of REIT Units and GP Shares immediately following such consolidation. REIT Units may be issued and sold on an instalment basis, in which event beneficial ownership of such REIT Units may be represented by instalment receipts, but shall

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otherwise be non-assessable. REIT Units may also be issued in satisfaction of any non-cash distribution by Granite REIT to the REIT Unitholders.

The Trustees may also create and issue rights, warrants or options or other instruments or securities (including, subject to the provisions summarized under ‘‘Investment Guidelines and Operating Policies of Granite REIT’’, debt securities) exercisable for, convertible into, exchangeable for or otherwise pursuant to which a holder may subscribe for, acquire or receive payment in, fully paid REIT Units and, provided that an Event of Uncoupling has not occurred, Stapled Units.

Transferability and Stapling of REIT Units

Provided that an Event of Uncoupling has not occurred, each REIT Unit may be transferred only together with a GP Share and, in the event that Granite GP (i) subdivides, re-divides or changes the then outstanding GP Shares into a greater number of GP Shares, (ii) reduces, combines, consolidates or changes the then outstanding GP Shares into a lesser number of GP Shares, or (iii) reclassifies or otherwise changes the GP Shares, Granite REIT (subject to any applicable regulatory approval) shall cause a corresponding change to simultaneously be made to, or in, REIT Units unless such event does not result in a holder of a GP Share holding an unequal number of GP Shares and REIT Units (including if a dividend or distribution by Granite GP in the form of GP Shares, or issuance by Granite GP of GP Shares, which, in each case, is followed immediately by a consolidation after which each holder of a REIT Unit holds an equal number of GP Shares). See also ‘‘— Limitations on Non-Resident Ownership of REIT Units’’.

No transfer of REIT Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register to be maintained by Granite REIT’s registrar and transfer agent.

Purchases of REIT Units

Granite REIT may purchase or otherwise acquire at any time, in each case for cancellation, the whole or from time to time any part of the outstanding REIT Units, at a price per REIT Unit and on a basis determined by the Trustees in compliance with all applicable securities laws, regulations or policies and the policies of any applicable stock exchange, provided that, if an Event of Uncoupling has not occurred, Granite GP simultaneously purchases the GP Shares stapled to the REIT Units that Granite REIT seeks to purchase or otherwise acquire.

Trustees

Number of Trustees and Quorum

The Declaration of Trust provides that Granite REIT will have a minimum of three and a maximum of 15 Trustees.

The number of Trustees may be fixed within such limits, from time to time, and increased or decreased within such limits, from time to time, by resolution of the Trustees. If the number of Trustees so fixed is increased, the Trustees may, from time to time, appoint one or more additional Trustees to fill such a vacancy, provided that the number of additional Trustees so appointed must not at any time exceed one-third of the number of the current Trustees who were elected or appointed as Trustees other than pursuant to the foregoing.

Trustee Power and Authority

The Trustees, subject only to the specific limitations contained in the Declaration of Trust, including without limitation those described in ‘‘Investment Guidelines and Operating Policies of Granite REIT’’ and ‘‘ — Amendments to the Declaration of Trust — Amendments by REIT Unitholders’’, shall have, without further or other authorization, action or consent and free from any control or direction on the part of REIT.

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Unitholders, full, absolute and exclusive power, control and authority over the assets of Granite REIT and over the activities and operations of Granite REIT to the same extent as if the Trustees were the sole and absolute legal and beneficial owners of such assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of Granite REIT or the conducting of the activities and operations of Granite REIT.

In particular, the Trustees have the power and authority to, among other things: (a) retain, invest and re-invest the capital or other funds of Granite REIT in real or personal property of any kind; (b) possess and exercise all the rights, powers and privileges appertaining to the ownership of the property of Granite REIT; (c) increase the capital of Granite REIT at any time by the issuance of additional REIT Units; (d) invest in, purchase or otherwise acquire and hold for investment the entire or any participating interest in notes, debentures, bonds or other obligations which are secured by any mortgages; (e) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any or all of the property of Granite REIT; (f) enter into leases, contracts, obligations and other agreements; (g) issue any type of debt securities or convertible debt securities and borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes, activities and operations of Granite REIT; (h) guarantee, indemnify or act as surety with respect to payment or performance of obligations of other persons, to the extent, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of Granite REIT or conducting the activities and operations of Granite REIT; (i) lend money or other property of Granite REIT; (j) elect, appoint, engage or employ officers of Granite REIT who may be removed or discharged at the discretion of the Trustees; (k) collect, sue for and receive sums of money coming due to Granite REIT; (l) renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of Granite REIT; (m) to the extent permitted by law, indemnify, or enter into agreements with respect to the indemnification of, the Trustees; (n) except as prohibited by law or the Declaration of Trust, delegate any of the powers and duties of the Trustees; and (o) do all such other acts and things as are incidental to the foregoing, and exercise all powers which are necessary or useful to carry on the activities and operations of Granite REIT, to promote any of the purposes for which Granite REIT is formed and to carry out the provisions of the Declaration of Trust.

Term of Trustees

Trustees elected or appointed hold office for a term that, subject to the terms of the Declaration of Trust, expires at the conclusion of the next annual meeting of REIT Unitholders or until their successors are elected or appointed, and shall be eligible for election or re-election.

Residency of Trustees and Quorum

A majority of the Trustees must be Resident Canadians. If at any time a majority of the Trustees are not Resident Canadians because of the resignation, removal, death or change in circumstance of any Trustee who was a Resident Canadian, or there are no Trustees who are Resident Canadians, the Trustee or Trustees who are not Resident Canadians shall, immediately before that time, be deemed to have resigned and shall cease to be Trustees with effect from the time of such deemed resignation.

A quorum of the Trustees will be a majority of the Trustees then holding office, provided that a majority of Trustees present are Resident Canadians.

A majority of meetings of the Trustees in each calendar year must be held in Canada.

Resignation and Removal of Trustees

A Trustee may resign at any time and such resignation shall take effect on the date notice is given or at any later time specified in the notice. A Trustee may be removed at any time (i) with or without cause by a majority of the votes cast at a meeting of REIT Unitholders or (ii) by the other Trustees if the Trustee is

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convicted of an indictable offence, or if the Trustee ceases to be qualified to act as a trustee of Granite REIT and does not promptly resign. Any removal of a Trustee shall take effect immediately following the aforesaid vote or resolution.

Vacancies

The resignation, deemed resignation, removal or death of a Trustee, or failure of the REIT Unitholders to elect some, but not all, of the required number of Trustees, shall cause a vacancy to occur and a majority of the Trustees continuing in office may fill such a vacancy; provided that, if such vacancy arises as a result of removal of a Trustee by REIT Unitholders, such vacancy may be filled by the REIT Unitholders electing a replacement Trustee at the meeting at which the Trustee is removed. If REIT Unitholders fail to elect any Trustees, the Trustees then in office will continue to hold office, subject to the terms of the Declaration of Trust.

Until vacancies resulting from the resignation, deemed resignation, removal or death of a Trustee are filled (through election by REIT Unitholders, appointment by the remaining Trustees or otherwise in accordance with the Declaration of Trust), the remaining Trustee or Trustees (even if less than a quorum) may exercise the powers of the Trustees under the Declaration of Trust.

If at any time the number of Trustees is less than the required number and the remaining Trustee or Trustees fail or are unable to appoint one or more additional Trustees or if, upon the deemed resignation of one or more Trustees there would be no Trustees, then the Trustees then in office shall promptly call a special meeting of REIT Unitholders to fill the vacancies (and conduct such other business, if any, that may be dealt with at that meeting) and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any REIT Unitholder.

Standard of Care of Trustees, Indemnification and Limitations of Liability

The Declaration of Trust provides that that the Trustees shall exercise their powers and carry out their functions thereunder honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders and that in connection therewith the Trustees shall exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

The Declaration of Trust provides that the Trustees shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against losses which the Trustees may suffer, sustain, incur or be required to pay as a result of, or in connection with any claim for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless: (i) at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the then governing declaration of trust; (ii) in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders; or (iii) in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee’s conduct in respect of which the proceeding was brought was lawful. The Declaration of Trust also provides, in certain circumstances, for the advance of funds to a Trustee and repayment of such funds to Granite REIT.

Pursuant to the Declaration of Trust, none of the Trustees or any agent of Granite REIT shall be liable to Granite REIT or any REIT Unitholder or former REIT Unitholder for (i) any action taken in good faith in reliance on any documents that are, prima facie, properly executed, (ii) any depreciation of, or loss to, Granite REIT incurred by reason of the sale of any security, (iii) the loss or disposition of monies or securities, or (iv) any other action or failure to act, including the failure to compel in any way any former or acting Trustee to redress any breach of trust or any failure by any person to perform obligations or pay

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monies owed to Granite REIT, except for a breach of the duties and standard of care, diligence and skill set out above. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under the Declaration of Trust, the Trustees may in good faith act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of the Declaration of Trust, including the duties and standard of care, diligence and skill set out above, the Trustees will not be liable for any action or refusal to act in good faith based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give. The Declaration of Trust further provides that (i) subject to the duties and standard of care, diligence and skill set out above, none of the Trustees nor any agent of Granite REIT shall be subject to any liability in their personal capacities for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to Granite REIT or in respect to the activities of Granite REIT, (ii) other than the property and assets of Granite REIT, no property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations of Granite REIT under the Declaration of Trust or under any other agreements and no recourse with respect to such obligations may be had or taken, directly or indirectly, against the Trustees in any capacity other than their capacity as Trustees of Granite REIT or against any successor, heir, executor, administrator or legal representative of the Trustees, and (iii) Granite REIT shall be solely liable therefor and resort shall be had solely to the property and assets of Granite REIT for payment or performance thereof.

The Declaration of Trust also provides that the foregoing matters in this paragraph will apply mutatis mutandis to each individual who: (i) is or was an officer of Granite REIT; (ii) was a Trustee; (iii) is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or of Granite GP; (iv) at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person; and the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee. Granite REIT shall also indemnify any such persons in such other circumstances as the Declaration of Trust or law permits or requires.

REIT Unit Redemption Right

REIT Units are redeemable at any time on demand by the holders thereof; provided that, prior to an Event of Uncoupling, a REIT Unit may only be redeemed together with a tender for retraction by the holder of a GP Share forming part of the applicable Stapled Unit. A REIT Unitholder who wishes to exercise the redemption right is required to duly complete and properly execute a notice, in a form approved by the Trustees, requiring Granite REIT to redeem that number of REIT Units specified in the notice, which notice shall be sent to the head office of Granite REIT or any principal office of the transfer agent in respect of REIT Units. No form or manner of completion or execution of a notice shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

On Granite REIT’s acceptance of the notice to redeem REIT Units, the REIT Unitholder shall thereafter cease to have any rights with respect to the REIT Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the REIT Unitholders of record on a date which is subsequent to the day of receipt by Granite REIT of such notice. REIT Units shall be deemed to be tendered for redemption on the date (the ‘‘Unit Redemption Date’’) that Granite REIT has, to the satisfaction of the Trustees, received the notice and other required documents or evidence. All REIT Units redeemed by Granite REIT will be cancelled.

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A REIT Unitholder shall, upon Granite REIT’s receipt of a valid redemption notice, be entitled to be paid, in respect of each REIT Unit so tendered for redemption an amount per REIT Unit (the ‘‘Unit Redemption Price’’) equal to:

(i)	prior to an Event of Uncoupling, the amount by which the lesser of:

(a)

95% of the ‘‘market price’’ of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

(b)

the ‘‘closing market price’’ of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date; exceeds the retraction price of a GP Share on the Unit Redemption Date; or

(ii)	following an Event of Uncoupling, the lesser of:

(a)

95% of the ‘‘market price’’ of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

(b)	the ‘‘closing market price’’ of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date.

For the purposes of the foregoing,

(i)

the ‘‘market price’’ of a Stapled Unit (or REIT Unit) will be an amount equal to the volume weighted average of the trading prices of the Stapled Units (or REIT Units) for each of the trading days on which there was a trade of Stapled Units (or REIT Units) during the specified 10-trading day period; provided that if there was trading on the applicable exchange or market for fewer than five of the 10 trading days, the ‘‘market price’’ shall be the simple average of the following prices established for each of the 10 trading days: for each day on which there was no trading, the average of the last bid and ask prices; and for each day that there was trading, the volume weighted average trading price of the Stapled Units (or REIT Units); and

(ii)

the ‘‘closing market price’’ of a Stapled Unit (or REIT Unit) for a particular date shall be an amount equal to: (a) the closing price of the Stapled Units (or REIT Units) if there was a trade on that date and the exchange or market provides a closing price; (b) the average of the highest and lowest prices of Stapled Units (or REIT Units) if there was trading and the exchange or other market provides only the highest and lowest trading prices of Stapled Units (or REIT Units) traded on that date; and (c) the average of the last bid and last ask prices of the Stapled Units (or REIT Units) if there was no trading on that date.

The aggregate cash redemption price payable by Granite REIT in respect of all REIT Units tendered for redemption during any calendar month shall be satisfied by way of a cash payment on or before the last day of the calendar month following the month in which the REIT Units were tendered for redemption, provided that such entitlement to receive cash shall not be applicable to REIT Units tendered for redemption by a REIT Unitholder, if:

(i)

the total amount payable by Granite REIT in respect of REIT Units tendered for redemption in a calendar month and the total amount payable by Granite GP in respect of GP Shares tendered for retraction in the same calendar month exceeds $100,000; provided that the Trustees may, in their sole discretion, waive such limitation in respect of all REIT Units tendered for redemption in any calendar month;

(ii)

at the time the REIT Units are tendered for redemption, the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units are not listed for trading or quoted on any stock exchange or market which, in the sole discretion of the Trustees, provides representative fair market value prices for the REIT Units or Stapled Units, as the case may be; or

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(iii)

the normal trading of the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units is suspended or halted on any stock exchange on which the REIT Units or Stapled Units, as applicable, are listed for trading or, if not so listed, on any market on which the REIT Units or Stapled Units, as applicable, are quoted for trading, on the Unit Redemption Date for such REIT Units or for more than five trading days during the 10-trading day period commencing immediately after the Unit Redemption Date for such REIT Units.

If a REIT Unitholder is not entitled to receive its entire redemption price in cash upon the redemption of REIT Units as a result of one or more of the foregoing limitations, then each REIT Unit tendered for redemption will, subject to any applicable regulatory approvals, be paid and satisfied by way of a distribution in specie to such REIT Unitholder consisting of notes of Granite LP or another subsidiary of Granite LP having a net asset value in excess of $50 million, having a maturity date of 10 years from their date of issue, a principal amount equal to the applicable Unit Redemption Price and an interest rate which, as determined by the general partner of Granite LP, (or, following an Event of Uncoupling, by the Trustees), will result in such notes having a fair market value equal to their principal amount (such notes, the ‘‘Unit Redemption Assets’’). The Unit Redemption Price payable in respect of such REIT Units tendered for redemption during any month shall be paid by the transfer of the Unit Redemption Assets, to or to the order of the REIT Unitholder who exercised the right of redemption, on or before the last business day of the calendar month following the month in which the REIT Units were tendered for redemption. No principal amount of Redemption Assets that is not an integral multiple of $10 will be distributed and, where Redemption Assets to be received by a former REIT Unitholder include a principal amount that is not an integral multiple of $10, the principal amount of such Redemption Assets shall be rounded to the nearest integral multiple of $10 (with $5 being rounded up).

Notwithstanding the foregoing, Granite GP has the right (the ‘‘GP Redemption Right’’) to require Granite REIT to redeem at any time or from time to time at the demand of Granite GP all or any part of the Units that Granite GP may acquire from time to time pursuant to any issuer bid for Stapled Units. Each redemption by Granite REIT pursuant to the GP Redemption Right of a Unit forming part of a Stapled Unit acquired by Granite GP pursuant to an issuer bid shall occur immediately and concurrently with the cancellation by Granite GP of the Granite GP Common Share forming part of such Stapled Unit.

Meetings of REIT Unitholders

The Declaration of Trust provides that there shall be an annual meeting of the REIT Unitholders at such time and place in Canada as the Trustees shall prescribe for the purpose of electing Trustees, appointing the auditors of Granite REIT and transacting such other business as the Trustees may determine or as may properly be brought before the meeting. The annual meeting of REIT Unitholders may be held at the same time and place as the annual meeting of holders of GP Shares.

A meeting of REIT Unitholders may be convened at any time and place and for any purpose by the Granite REIT Trustees and must be convened (subject to, and on the same terms, conditions and exceptions which apply to a corporation governed by the BCBCA), if requisitioned by REIT Unitholders holding in the aggregate not less than 5% of the outstanding REIT Units.

REIT Unitholders may attend and vote at all meetings of the REIT Unitholders either in person or by proxy and a proxyholder need not be a REIT Unitholder. The quorum of REIT Unitholders for the transaction of business at a meeting of REIT Unitholders shall exist where two or more REIT Unitholders holding REIT Units carrying not less than 25% of the number of votes attached to all REIT Units entitled to be voted at such meeting are present in person or represented by proxy. The Declaration of Trust contains further provisions as to quorum, the notice required and other procedures with respect to the calling and holding of meetings of REIT Unitholders.

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The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the REIT Unitholders at a meeting duly called and held:

(i)	subject to certain exceptions (see ‘‘ — Trustees’’), the appointment, election or removal of Trustees;

(ii)	the appointment or removal of auditors of Granite REIT;

(iii)

any amendment to the Declaration of Trust (except as noted at ‘‘Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies’’ or ‘‘ — Amendments to the Declaration of Trust — Amendments by Trustees’’); or

(iv)	the matters noted at ‘‘ — Amendments to the Declaration of Trust — Amendments by REIT Unitholders’’.

Except with respect to the matters specified above or as noted under ‘‘ — Amendments to the Declaration of Trust — Amendments by REIT Unitholders’’, no vote of the REIT Unitholders will in any way bind the Trustees.

Limitations on Non-Resident Ownership of REIT Units

At no time may more than 49% (on either a basic or fully-diluted basis) of the REIT Units be held for the benefit of any Non-Resident Beneficiaries. The Trustees may require declarations as to the jurisdictions in which beneficial owners of REIT Units are resident or declarations from holders of REIT Units as to whether such REIT Units are held for the benefit of Non-Resident Beneficiaries. If the Trustees become aware that more than 49% (on either a basic or fully-diluted basis) of the REIT Units then outstanding are, or may be, held for the benefit of Non-Resident Beneficiaries or that such a situation is imminent, the Trustees may cause Granite REIT to make a public announcement thereof and shall not accept a subscription for REIT Units from or issue or register a transfer of REIT Units to a person unless the person provides a declaration that the person is not a Non-Resident (or, in the discretion of the Trustees, that the person is not a Non-Resident Beneficiary) and does not hold its REIT Units for a Non-Resident Beneficiary. If, notwithstanding the foregoing, the Trustees determine that more than 49% of the REIT Units (on either a basic or fully-diluted basis) are held for the benefit of Non-Resident Beneficiaries, the Trustees may cause Granite REIT to send a notice to Non-Resident holders of REIT Units, chosen in inverse order to the order of acquisition or registration or in such manner as the Trustees may consider equitable and practicable, requiring them to sell their REIT Units or a portion thereof within a specified period of not more than 60 days. If the REIT Unitholders receiving such notice have not sold the specified number of REIT Units or provided the Trustees with satisfactory evidence that they are not Non-Residents and do not hold their REIT Units for the benefit of Non-Resident Beneficiaries within such period, the Trustees may cause Granite REIT to sell such REIT Units on behalf of such REIT Unitholders and, in the interim, the voting and distribution rights attached to such REIT Units shall be suspended. Upon such sale the affected holders shall cease to be holders of REIT Units and their rights shall be limited to receiving the net proceeds from such sale.

Amendments to the Declaration of Trust

Amendments by REIT Unitholders

Except as noted below, the Declaration of Trust may be amended by the vote of a majority of the votes cast at a meeting of REIT Unitholders called for that purpose.

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The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders duly called and held:

(i)

any amendment to change a right with respect to any outstanding REIT Units to reduce the amount payable thereon upon termination of Granite REIT or to diminish or eliminate any voting rights pertaining thereto;

(ii)	any amendment to the duration or termination provisions of Granite REIT;

(iii)	any amendment relating to the powers, duties, obligations, liabilities or indemnification of the Trustees;

(iv)	the uncoupling of Stapled Units to provide for separate trading of the REIT Units and the GP Shares, except as provided for in part (ii) of the definition of an Event of Uncoupling;

(v)	the termination of Granite REIT;

(vi)

any sale or transfer of the assets of Granite REIT as an entirety or substantially as an entirety (other than as part of an internal reorganization of the assets of Granite REIT as approved by the Trustees); or

(vii)

any amendment to the investment guidelines set out under the heading ‘‘Investment Guidelines and Operating Policies of Granite REIT — Investment Guidelines’’ and the operating policies set out under the heading ‘‘Investment Guidelines and Operating Policies of Granite REIT — Operating Policies’’, except as noted under ‘‘Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies’’.

Amendments by Trustees

The Declaration of Trust provides that the Trustees may make the following amendments to the Declaration of Trust in their sole discretion and without the approval of REIT Unitholders:

(i)

amendments for the purpose of ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or over Granite REIT or the distribution of REIT Units;

(ii)	amendments which, in the opinion of the Trustees, provide additional protection for REIT Unitholders;

(iii)	amendments which, in the opinion of the Trustees are necessary or desirable to remove conflicts or inconsistencies in the Declaration of Trust;

(iv)	amendments which, in the opinion of the Trustees, are necessary or desirable to remove conflicts or inconsistencies between the disclosure in this information circular and the Declaration of Trust;

(v)

amendments of a minor or clerical nature or to correct typographical mistakes, ambiguities or manifest omissions or errors which amendments in the opinion of the Trustees are necessary or desirable and not prejudicial to the REIT Unitholders;

(vi)

such amendments to the Declaration of Trust as the Trustees in their discretion deem necessary or desirable (a) as a result of changes in the taxation laws from time to time which may affect Granite REIT, the REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or to qualify for a particular status under taxation laws including to qualify as a ‘‘mutual fund trust’’ or a ‘‘real estate investment trust’’ for purposes of the Tax Act or to otherwise prevent Granite REIT or any of its subsidiaries from becoming subject to taxation under the SIFT Rules or under Part XII.2 of the Tax Act, or (b) as a result of changes in accounting standards (including the implementation of IFRS) from time to time which may affect Granite REIT, the REIT Unitholders or annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier;

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(vii)

amendments which in the opinion of the Trustees are not prejudicial to REIT Unitholders and are necessary or desirable (which, for greater certainty, exclude amendments in respect of which a REIT Unitholder vote is specifically otherwise required); and (vii) amendments which in the opinion of the Trustees are necessary or desirable to enable Granite REIT to issue REIT Units for which the purchase price is payable on an instalment basis.

Written Resolutions of REIT Unitholders

Pursuant to the Declaration of Trust, a resolution signed in writing by REIT Unitholders will be effective, as if it had been passed at a meeting of REIT Unitholders, if: (i) in the case of a resolution of REIT Unitholders that may be approved by the affirmative vote of a majority of the votes cast at a meeting of REIT Unitholders, such resolution is, after being submitted to all of the REIT Unitholders, consented to in writing by REIT Unitholders who, in the aggregate, hold not less than two-thirds of the outstanding Units; and (ii) in the case of a resolution of REIT Unitholders that may be approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders, such resolution is consented to in writing by all of the REIT Unitholders.

Term of Granite REIT

Granite REIT has been established for a term that will continue for so long as any of the Granite REIT property is held by the Trustees, unless earlier terminated by the REIT Unitholders (see ‘‘ — Amendments to the Declaration of Trust — Amendments by REIT Unitholders’’).

The Declaration of Trust provides that upon the termination of Granite REIT, the liabilities of Granite REIT will be discharged or provided for with due speed and the net assets of Granite REIT will be liquidated and the proceeds distributed proportionately to the REIT Unitholders, unless some other procedure is provided for by resolution of REIT Unitholders in compliance with the Declaration of Trust. Such distribution may be made in cash or in kind or partly in each, all as the Trustees in their sole discretion may determine.

Acquisition Offers

The Declaration of Trust contains provisions (consistent with those applicable to Granite GP under the BCBCA) to the effect that if an offer is made to acquire Stapled Units and, within four months after the making of the offer, the offer is accepted by REIT Unitholders who, in aggregate, hold at least 90% of the Stapled Units, other than Stapled Units already held at the date of the offer by, or by a nominee of, the offeror or its affiliates, the offeror will be entitled to acquire the REIT Units held by REIT Unitholders who did not accept the offer, on the terms on which the offeror acquired REIT Units from REIT Unitholders who accepted the offer.

Information and Reports

The Declaration of Trust provides that within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto), upon a REIT Unitholder’s request or otherwise as required by applicable law, the Trustees will send or make available to REIT Unitholders the audited comparative financial statements for each fiscal year required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable). Within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto), after the end of each of the first three fiscal quarters of each year, upon a REIT Unitholder’s request or otherwise as required by applicable law, the Trustees will also send or make available the unaudited comparative financial statements for the period then ended required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable).

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The Trustees will supply REIT Unitholders with any information that may be required by them in connection with their obligations under the Tax Act and equivalent provincial legislation.

Conflict of Interest Provisions

The Declaration of Trust contains ‘‘conflict of interest’’ provisions that serve to protect REIT Unitholders without creating undue limitations on Granite REIT. The Declaration of Trust contains provisions, similar to those contained in the BCBCA, that require disclosure from a Trustee or officer of Granite REIT in respect of a contract or transaction that (i) is material to Granite REIT, (ii) Granite REIT has entered, or proposes to enter, into, and (iii) either: (a) the Trustee or officer of Granite REIT has a material interest in; or (b) is with a person of which the Trustee or officer of Granite REIT is a director or officer or in which the Trustee or officer of Granite REIT has a material interest (each a ‘‘Disclosable Interest’’). Similar to the BCBCA, the Declaration of Trust provides that a Trustee or officer of Granite REIT does not hold a Disclosable Interest in a contract or transaction merely because, among other reasons: (i) the contract or transaction is an arrangement by way of security granted by Granite REIT for money loaned to, or obligations undertaken by, the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, for the benefit of Granite REIT or an affiliate of Granite REIT; (ii) the contract or transaction relates to an indemnity or insurance for one or more Trustees or officers of Granite REIT in accordance with the Declaration of Trust; (iii) the contract or transaction relates to the remuneration of the Trustee or officer of Granite REIT in that person’s capacity as a Trustee (or director), officer, employee or agent of Granite REIT or of an affiliate of Granite REIT; (iv) the contract or transaction relates to a loan to Granite REIT, and the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, is or is to be a guarantor of some or all of the loan; or (v) the contract or transaction has been or will be made with or for the benefit of a person that is affiliated with Granite REIT and the Trustee or officer of Granite REIT is also a Trustee, director or officer of that person or an affiliate of that person. Notwithstanding any of the foregoing, prior to an Event of Uncoupling, no Trustee or officer of Granite REIT will have a Disclosable Interest in a contract or transaction or proposed contract or transaction with Granite REIT solely by virtue of such person being a director or officer of Granite GP or Granite LP or any of their affiliates. The Declaration of Trust will also provide that a Trustee who has such a Disclosable Interest in a contract or transaction into which Granite REIT has entered or proposes to enter is not entitled to vote on any resolution to approve that contract or transaction, unless all the Trustees have such a Disclosable Interest in that contract or transaction, in which case any or all of the Trustees may vote on such resolution, however, subject to certain exceptions, the Trustees will be liable to account to Granite REIT for any profit that accrues to the Trustee under or as a result of such a contract or transaction.

GRANITE GP CAPITAL STRUCTURE

Granite GP’s authorized share capital consists of an unlimited number of GP Shares without par value. Until an Event of Uncoupling occurs, GP Shares will trade together with REIT Units as Stapled Units.

Holders of GP Shares are entitled to: (i) one vote per share at all meetings of shareholders (except for meetings of holders of another specified class or series of Granite GP shares); (ii) receive pari passu with other holders of GP Shares, any dividends as and when declared by the Directors of Granite GP; and (iii) receive pari passu with other holders of GP Shares the remaining assets of Granite GP available for distribution to Granite GP shareholders in the event of the liquidation, dissolution or winding-up of Granite GP.

Prior to the occurrence of an Event of Uncoupling, holders of GP Shares can require Granite GP to redeem their GP Shares provided that Stapled Units are in existence at the time at which redemption is sought, and that the holder simultaneously tenders to Granite REIT for redemption an equal number of REIT Units held by the holder. In order to exercise this right of retraction, a holder of GP Shares will have to give the required notice to Granite GP and will be entitled to receive a redemption price per share equal to 0.001%

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of the lesser of 95% of the ‘‘Market Price’’ and ‘‘Closing Market Price’’ of the Stapled Units, as described above under ‘‘Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right’’.

Prior to the occurrence of an Event of Uncoupling, (i) a GP Share may only be transferred together with a REIT Unit, and (ii) no GP Share may be issued unless (a) it is issued in conjunction with the concurrent issue of a REIT Unit to form a Stapled Unit, or (b) Granite GP has arranged that the GP Shares will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a GP Share will hold an equal number of GP Shares and REIT Units immediately following such consolidation.

CREDIT FACILITY AND INDEBTEDNESS

Debentures, Term Loans and Credit Facility

Debt Instrument	Issue Date	Maturity Date	Principal O/S
2021 Debentures	3-Jul-14	5-Jul-21		$250M
2023 Debentures	20-Dec-16	30-Nov-23		$400M
Credit Facility	1-Feb-18	1-Feb-23		N/A
2026 Term Loan	12-Dec-18	11-Dec-26		$300M
2024 Term Loan	19-Dec-18	19-Dec-24	USD	185M

Credit Facility

As at December 31, 2019, Granite LP is the borrower under the Credit Facility in the amount of $500 million (which may be increased with the consent of lenders participating in such increase provided that no increase beyond $600 million is permitted without the consent of all of the lenders under the Credit Facility). The Credit Facility matures on February 1, 2023, although Granite LP has the option to extend the maturity date by one year to February 1, 2024, subject to the agreement of lenders in respect of a minimum of 662/3% of the aggregate amount committed under the new facility. Granite LP is permitted to borrow under the facility by way of Canadian dollar, U.S. dollar or Euro denominated loans or letters of credit. Interest on drawn amounts is calculated based on an applicable margin determined by reference to the external credit rating of Granite REIT and Granite GP, as is a commitment fee in respect of undrawn amounts. The Credit Facility is guaranteed by Granite REIT and Granite GP. Although Granite LP is the borrower under the Credit Facility, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP.

As at December 31, 2019, Granite LP had no amounts drawn under the Credit Facility and $1.0 million in letters of credit issued against the Credit Facility. At December 31, 2019, Granite was in compliance with all of these covenants.

Term Facilities

On December 12, 2018, Granite LP entered into the 2026 Term Facility. The initial maturity date of the 2026 Term Facility was December 12, 2025. On November 27, 2019, Granite extended the 2026 Term Facility for one year, on the same terms, to mature on December 11, 2026. The 2026 Term Facility was available in Canadian dollar, U.S. dollar or Euro denominated funds in one drawdown and is fully pre payable without penalty. Any amount repaid may not be re-borrowed. Interest on drawn amounts is calculated based on CDOR plus an applicable margin determined by reference to the external credit rating of Granite LP. The 2026 Term Facility is guaranteed by Granite REIT and Granite GP. Although Granite LP is the borrower under the 2026 Term Facility, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP. On December 12, 2018, Granite LP drew the full $300 million available under the 2026 Term Facility. As at December 31, 2019, the full $300 million remained outstanding under the 2026 Term Facility.

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On November 27, 2019, Granite refinanced its existing 2.202% cross-currency interest rate swap by terminating it and entering into a new 1.355% swap, under which (i) Granite LP will pay principal of EUR 205.5 million, in exchange for which it will receive $300 million on December 11, 2026, and (ii) Granite LP will make Euro denominated fixed rate interest payments at 1.355% in exchange for which it will receive Canadian dollar denominated floating rate interest payments calculated based on CDOR plus the applicable margin (which will completely offset the interest payable under the 2026 Term Facility).

On December 19, 2018, Granite LP entered into the 2024 Term Facility. The initial maturity date of the 2024 Term Facility was December 19, 2022. On October 10, 2019, Granite extended the 2024 Term Facility for two years, on the same terms, to mature on December 19, 2024. The 2024 Term Facility was available in United States dollars in one drawdown and is fully pre payable without penalty. Any amount repaid may not be re-borrowed. Interest on drawn amounts is calculated based on LIBOR plus an applicable margin determined by reference to the external credit rating of Granite LP. The 2024 Term Facility is guaranteed by Granite REIT and Granite GP. Although Granite LP is the borrower under the 2024 Term Facility, the financial covenants must be satisfied on the basis of the combined financial statements of Granite REIT and Granite GP. On December 19, 2018, Granite LP drew the full USD 185 million available under the 2024 Term Facility. As at December 31, 2019, the full USD 185 million remained outstanding under the 2024 Term Facility.

Effective October 21, 2019, Granite amended the terms of its existing 1.225% cross-currency interest rate swap to extend it from December 19, 2020 to December 19, 2024 and reset the Euro fixed rate from 1.225% to 0.522%. Under the 0.522% Swap, Granite LP will pay principal of EUR 168.2 million in exchange for which it will receive USD 185 million on December 19, 2024. Pursuant to the 0.522% Swap, Granite LP will make Euro denominated fixed rate interest payments at 0.522% in exchange for which it will receive U.S. dollar denominated floating rate interest payments calculated based on LIBOR plus the applicable margin (which would completely offset the interest payable under the 2024 Term Facility).

Other Unsecured Indebtedness

On July 3, 2014, Granite LP issued the 2021 Debentures under the 2014 Indenture. The 2021 Debentures rank equally with all of Granite REIT’s and Granite GP’s existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2014 Indenture. Pursuant to the terms of the 2014 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2021 Debentures.

On July 3, 2014, Granite LP entered into the 2.68% Swap, under which Granite LP will pay principal of EUR 171.9 million in exchange for which it will receive $250 million on July 5, 2021. Pursuant to the 2.68% Swap, Granite LP will make Euro denominated fixed rate interest payments at 2.68% in exchange for which it will receive Canadian dollar fixed rate interest payments at 3.788%.

On December 20, 2016, Granite LP issued the 2023 Debentures under the 2016 Indenture. The 2023 Debentures rank equally with all of Granite REIT’s and Granite GP’s existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2016 Indenture. Pursuant to the terms of the 2016 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2023 Debentures.

On December 20, 2016, Granite LP entered into the 2.43% Swap, under which Granite LP will pay principal of EUR 281.1 million in exchange for which it will receive $400 million on November 30, 2023. Pursuant to

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the 2.43% Swap, Granite LP will make Euro denominated fixed rate interest payments at 2.43% in exchange for which it will receive Canadian dollar fixed rate interest payments at 3.873%.

As at December 31, 2019, all 2021 Debentures and 2023 Debentures remained outstanding. For further details relating to the attributes and characteristics of the 2021 Debentures and 2023 Debentures, including provisions relating to payments of interest and principal, redemption and purchase for cancellation, covenants, successor companies, defeasance, modification and waiver, please see the full text of the trust indenture entered into by Granite LP dated October 2, 2013, which provides for the issuance of one or more series of unsecured debt securities of Granite LP by way of supplemental indentures and the supplemental indentures thereto, including the supplemental indentures that form part of the 2014 Indenture and the 2016 Indenture, all of which are available on SEDAR at www.sedar.com.

Credit Ratings

The credit ratings for Granite’s senior unsecured debentures as of the date of this Annual Information Form are as follows:

Credit Ratings

	DBRS	Moody’s
Senior Unsecured Debentures	BBB	Baa2
Outlook	Stable	Stable
Date of Latest Report	April 1, 2019	March 14, 2019

As of March 4, 2020, the 2021 Debentures and the 2023 Debentures each had investment grade ratings of ‘‘BBB’’ with a ‘‘Stable’’ trend from DBRS and ‘‘Baa2’’ with a ‘‘Stable’’ outlook from Moody’s, each as of the date of their latest report. Ratings may be subject to revision or withdrawal at any time by the rating organization.

According to the DBRS rating system, long-term debt rated BBB is of adequate credit quality. The ability and capacity to meet the payment of financial obligations is considered acceptable though Granite may be vulnerable to future events. The DBRS long-term rating scale provides an opinion on the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued (risk of default). Ratings are based on quantitative and qualitative considerations relevant to the issuer and range from AAA to D; all rating categories other than AAA and D also contain subcategories ‘‘(high)’’ and ‘‘(low)’’ with the absence of either designation indicating that the rating is in the middle of the category. A BBB rating is the fourth highest rating out of the ten major levels of DBRS’ rating scale and is in the middle range of such rating.

According to the Moody’s rating system, debt securities rated Baa2 are subject to moderate credit risk and are considered medium grade and as such may possess certain speculative characteristics. Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default. Moody’s ratings are based on a scale of Aaa to C and numerical modifiers 1, 2 and 3 are applied to each rating category, with 1 indicating that the obligation ranks in the higher end of the category, 2 indicating a mid-range ranking and 3 indicating a ranking in the lower end of the category. A rating of Baa2 is the fourth highest rating out of the nine major levels of Moody’s rating scale and the ‘‘2’’ indicates the middle range of the current rating.

Credit ratings are intended to provide investors with an independent measure of credit quality of an issue of securities. A rating accorded to any securities is not a recommendation to buy, sell, or hold such securities and may be subject to revision or withdrawal at any time by the rating organization which

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granted such ratings. To Granite’s knowledge, as of March 4, 2020, there was no announcement or proposed announcement that was to be made by a rating organization to the effect that the organization is reviewing or intends to revise or withdraw a rating previously assigned. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered, withdrawn or revised by the rating agency if in its judgment circumstances so warrant.

Granite has made customary payments of rating fees to DBRS and Moody’s in connection with the above- mentioned ratings assigned to the 2021 Debentures and the 2023 Debentures, and will continue to make such payments to DBRS and Moody’s in the ordinary course from time to time in connection with the confirmation of such ratings and future offerings of certain debt securities of Granite, if any.

DISTRIBUTION AND DIVIDEND POLICY

Distribution Policy of Granite REIT and Granite GP

Pursuant to the Declaration of Trust, Granite REIT may make distributions as declared from time to time by the Trustees. Any distributions declared in respect of a calendar month (or such other period as determined by the Trustees) will be paid to REIT Unitholders of record as at the close of business on the last business day of the calendar month immediately preceding the month in which the distribution is to be paid (or such other time and date fixed by the Trustees in accordance with the Declaration of Trust). The distribution for any applicable period will be paid on or about the 15th day of the immediately following month (or on such other date as determined by the Trustees in their discretion). In addition, the Declaration of Trust provides that the total amount of distributions due and payable on or before December 31 of any calendar year shall not be less than the amount necessary to ensure that Granite REIT will not be liable to pay income tax under Part I of the Tax Act for such year. The amount, if any, which is required to be distributed to comply with the preceding sentence shall be due and payable, on the earlier of the last distribution date in respect of each year and December 31 of such year, to REIT Unitholders of record on that date, and such amount will be payable in cash unless the Trustees determine in their absolute discretion to pay such amount in REIT Units.

Where the Trustees determine that Granite REIT does not have available cash in an amount sufficient to pay the full amount of any distribution or where the Trustees otherwise determine in their absolute discretion that all or a portion of a distribution should not be paid in cash, the payment may, at the option of the Trustees, include the issuance of additional REIT Units, or fractions of REIT Units, if necessary, having a fair market value as determined by the Trustees equal to the difference between the amount of such distribution and the amount of cash which either has been determined by the Trustees in their absolute discretion to be available, or which the Trustees have otherwise determined shall be distributed in their absolute discretion, as the case may be, for the payment of such distribution. The Declaration of Trust further provides that immediately after a distribution made in REIT Units in accordance with the foregoing, the number of outstanding REIT Units will be consolidated so that each REIT Unitholder will hold after the consolidation the same number of REIT Units as the REIT Unitholder held before the REIT Unit distribution.

Currently, Granite REIT intends to make monthly distributions in the estimated amount of $0.242 per REIT Unit.

The portion of distributions by Granite REIT for 2020 which will be income for Canadian income tax purposes is estimated to be in the range of 85% to 100%. This estimate could change by the end of 2020. In light of its nominal anticipated earnings (if any), it is not expected that Granite GP will pay dividends in 2020.

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Distributions of Granite REIT

The following charts summarize distributions paid by Granite REIT in each of the previous three years:

Total Distributions by Year

Year	$(millions of CAD)	$/unit
2017	122.7	2.60
2018	125.0	2.73
2019	139.3	2.81

Note:

On December 17, 2018, Granite declared a special distribution of $1.20 per Stapled Unit, payable on January 15, 2019, which consisted of $0.30 per Stapled Unit payable in cash and $0.90 per Stapled Unit payable in Stapled Units.

Historical Monthly Distributions by Quarter

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MARKET FOR SECURITIES

Trading Price and Volume

Granite’s Stapled Units are listed for trading on the TSX under the symbol ‘‘GRT.UN’’ and on the NYSE under the symbol ‘‘GRP.U’’. The volume of trading and the high and low trading price of Granite’s Stapled Units on the TSX for each month of the year ended December 31, 2019 are set forth in the following table:

Trading Price and Volume

	Stapled Units
TSX	High	Low	Traded
2019	($)	($)	Volume

January	59.68	52.85	4,520,621

February	62.22	59.20	3,596,537

March	64.66	61.02	4,390,044

April	64.44	60.91	3,529,639

May	63.23	60.26	3,502,579

June	62.63	59.50	2,600,556

July	62.27	60.30	2,104,890

August	64.43	60.79	2,719,689

September	65.33	62.50	1,970,702

October	67.35	63.27	3,756,892

November	68.98	63.60	3,965,691

December	69.12	65.48	2,841,596

Source: TSX Datalinx

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TRUSTEES AND MANAGEMENT OF GRANITE

The following table provides the name, province or state and country of residence; the current position, board committee membership (where applicable) and office held with each of Granite REIT and Granite GP; and the principal occupation (if not with Granite REIT or Granite GP) of each of Granite’s current Trustees and officers and Granite GP’s current Directors and officers, as well as the date since which each such individual has served on the board, or was appointed as an officer, of Granite:

Name, Province/State and Country of Residence	Position and Office Held with each of Granite REIT and Granite GP (as applicable)	Present Principal Occupation (if not with Granite)	Trustee/Director/Officer Since
KELLY MARSHALL(1) Ontario, Canada	Trustee and Chairman Director and Chairman	Executive Vice President of Strategic Partnerships at Ontario Municipal Employee Retirement System	June 15, 2017

PETER AGHAR(2) Ontario, Canada	Trustee Director	Principal of Crux Capital Corporation	June 15, 2017

REMCO DAAL(3) British Columbia, Canada	Trustee Director	President of Canadian Real Estate for QuadReal Property Group	June 15, 2017

KEVAN GORRIE Ontario, Canada	President and Chief Executive Officer Trustee Director		August 1, 2018

FERN GRODNER(1) Washington State, U.S.	Trustee Director	Corporate Director	June 13, 2019

AL MAWANI(3)(5) Ontario, Canada	Trustee Director	Principal of Exponent Capital Partners Inc.	June 15, 2017

GERALD MILLER(6) British Columbia, Canada	Trustee Director	Corporate Director	June 30, 2011

SHEILA MURRAY(4) Ontario, Canada	Trustee Director	Corporate Director	June 13, 2019

JENNIFER WARREN(4) New York, New York	Trustee Director	CEO Issuer Services, North America at Computershare	June 14, 2018

Teresa Neto Ontario, Canada	Chief Financial Officer		July 8, 2019

LORNE KUMER Ontario, Canada	Executive Vice President, Head of Global Real Estate		February 13, 2010

Notes:

(1)	Member of the Investment Committee of Granite GP.
(2)	Chair of the Investment Committee of Granite GP.
(3)	Member of the Audit Committee of each of Granite REIT and Granite GP.
(4)	Member of the Compensation, Governance and Nominating Committee of Granite GP.
(5)	Chair of the Compensation, Governance and Nominating Committee of Granite GP.
(6)	Chair of the Audit Committee of each of Granite REIT and Granite GP.

As at December 31, 2019, the Trustees, Directors and executive officers of Granite, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 104,424 Stapled Units of Granite, representing approximately 0.2% of the total number of Stapled Units outstanding.

The term of office of each Trustee and Director expires at the time of Granite REIT’s and Granite GP’s Joint Annual General Meeting, which for 2020 is expected to be held on June 4, 2020. In the event that successors are not elected, the Trustees and Directors will remain in office until their successors are elected or appointed in accordance with applicable law and the constating documents of Granite REIT and Granite GP.

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Officers serve at the pleasure of the Board of Trustees of Granite REIT or Board of Directors of Granite GP, as applicable. Certain background concerning the current Trustees, Directors and officers of Granite, including their principal occupations over the last five years, is summarized below.

Kelly Marshall — Chairman of Granite REIT; Chairman of Granite GP

Since November 1, 2017, Mr. Marshall is Executive Vice President of Strategic Partnerships at Ontario Municipal Employee Retirement System (‘‘OMERS’’) where he leads the growth of the pension fund’s strategic partnerships, including its relationships with third-party organizations, co-investors and other finance partners. Prior to OMERS, Mr. Marshall served as Managing Partner, Corporate Finance at Brookfield Asset Management Inc. (‘‘Brookfield Management’’) where he was responsible for the global corporate finance activities and oversaw all financings in each core region and business line. Throughout his 16 years with Brookfield Management, he completed in excess of USD 100 billion in debt and equity transactions. Those transactions involved corporate and asset level issuances in North and South America, Europe, UK, Australia and India for all of Brookfield Management’s real estate, renewable power and infrastructure businesses.

Mr. Marshall has over 25 years of finance experience, which was initially developed working for Olympia and York Developments Ltd. at Canary Wharf. This was followed by periods of employment with Citibank, in its real estate asset management group, and then two prominent U.S.-based real estate finance investment companies, Fortress Investment Group and Lonestar Opportunity Fund.

Peter Aghar — Trustee of Granite REIT; Director of Granite GP

Mr. Aghar is the founder and President of Crux Capital Corporation, a value-add real estate investor, developer and venture capital investor active across Canada. Since 2013, Crux and its partners have purchased over 3 million square feet of commercial property and are participating in over 1 million square feet of development. Mr. Aghar has a successful 20-year track record as an opportunistic value investor on an institutional scale, having been responsible for more than one hundred real estate transactions totaling over $10 billion in value. Transactions have consisted of investments in Canada, the United States and internationally, including equity investments, developments, joint ventures, structured and mezzanine debt, open and closed end private equity funds as well as the privatization and launch of several public entities. Mr. Aghar was formerly President and Chief Investment Officer of KingSett Capital and a Managing Director of Institutional Accounts at GE Capital Real Estate.

Mr. Aghar is a board member in a variety of companies and investment funds as well a member of the Young President Organization. He is a CPA, CMA and is a graduate of the University of Waterloo with an Honors Mathematics Degree.

Remco Daal — Trustee of Granite REIT; Director of Granite GP

Mr. Daal has been President of Canadian Real Estate for QuadReal Property Group since its establishment in June 2016, responsible for QuadReal’s domestic operations, including investment, development, and the management operation of the Canadian property portfolio. QuadReal is a global real estate company owned by the British Columbia Investment Management Corporation (bcIMC), one of Canada’s largest institutional investors, and has managed assets valued at over $18 billion.

From 2000 to 2016, Mr. Daal worked at Bentall Kennedy Group, one of North America’s largest real estate investment advisors and Canada’s largest property manager, most recently as President and Chief Operating Officer from 2009 to 2016. Prior to joining Bentall Kennedy, Mr. Daal held senior positions with CIBC Development Corporation and a private Toronto-based development company. Mr. Daal has over 25 years of experience in the real estate sector.

Mr. Daal currently serves on the board of Parkbridge Lifestyle Communities Inc. as well as the Faculty Advisory Board of UBC’s Sauder School of Business.

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Fern Grodner — Trustee of Granite REIT; Director of Granite GP

With over 25 years of corporate real estate experience, Ms. Grodner most recently served as Senior Manager, Global Real Estate and Facilities for Amazon.com from 2014 through 2019. At Amazon.com, Ms. Grodner was responsible for large, complex real estate transactions in the Americas in which she oversaw transactions totaling in excess of US$4 billion. Her expertise also extends to strategic planning, design, and construction of corporate space.

Prior to joining Amazon, Ms. Grodner spent seven years with JDS Uniphase Corporation overseeing all real estate aspects of an international portfolio of office and manufacturing sites. From 2002 to 2007, Ms. Grodner served as Vice President, Corporate Real Estate, at Wachovia Corporation, responsible for the growth of Wachovia Securities locations in the Western United States. During the early 2000 tech boom, Ms. Grodner served as Director of Real Estate for Relera, Inc. with a focus on co-location data centers. Ms. Grodner began her career with Bank of America Corporation, Corporate Real Estate, where during her seven-year tenure she was responsible for site selection, transactions, design, and construction for the bank’s portfolio.

Ms. Grodner holds a Masters of Corporate Real Estate (MCR) and Senior Leader Corporate Real Estate (SLCR) designations from CoreNet Global, an international non-profit corporate real estate association for executives who manage the real estate assets of large corporations. She also served on the CoreNet Global Bay Area Chapter board for four years.

Ms. Grodner graduated from Indiana University with Honors with a degree in Psychology.

Al Mawani — Trustee of Granite REIT; Director of Granite GP

Mr. Mawani is currently a Principal of Exponent Capital Partners Inc., a private equity investor and real estate advisory firm. Mr. Mawani has over 35 years of experience in the commercial real estate industry. His 15-year c-suite experience includes: 11 years as EVP & CFO of then TSX-listed Oxford Properties Group from 1989 to 2001, President & CEO of TSX-listed Calloway/ Smart REIT during 2011 to 2013, and President & CEO of privately-owned Rodenbury Investments during 2015 and 2016. He was an executive at a private equity investment firm during 2002 to 2004.

He has served on many TSX-listed boards since 2002 including serving as chair of Audit Committees and Governance & Compensation Committees. Mr. Mawani has also been a director of Extendicare Inc. since December 2017 and a director of First Capital Realty Inc. since May 2018.

Mr. Mawani is a CPA and CA and has a Master of Business Administration from University of Toronto and a Masters in Law from York University.

Gerald Miller — Trustee of Granite REIT; Director of Granite GP

Mr. Miller was Executive Vice President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. (‘‘West Fraser’’) from January 2009 until his retirement in July 2011. Mr. Miller has been a director of West Fraser since April 2012. From February 2007 to December 2008, Mr. Miller’s principal occupation was Executive Vice President, Operations of West Fraser. Prior to that, since 1986, Mr. Miller held several other senior finance, administration and operations offices at West Fraser, including Vice-President, Corporate Controller; Vice-President, Administration; and Executive Vice-President, Pulp and Paper.

Mr. Miller is an experienced CPA, CA and has been a member of the Chartered Professional Accountants of British Columbia and the Chartered Professional Accountants of Canada for over 30 years. Prior to joining West Fraser in 1986, he was a Senior Audit and Tax Manager with one of the major Canadian Chartered Professional Accounting firms.

Mr. Miller holds a Bachelor of Commerce degree from the University of British Columbia.

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Sheila Murray – Trustee of Granite REIT; Director of Granite GP

Ms. Murray is the former President of CI Financial Corp., a position she held from 2016-2019. Previously, she had been Executive Vice-President, General Counsel and Secretary since 2008, following a 25-year career at Blake, Cassels & Graydon LLP, where she practised securities law with an emphasis on mergers and acquisitions, corporate finance and corporate reorganizations. Ms. Murray played a key role in directing the operations and setting corporate strategy for CI Financial Corp. and its operating companies, including CI Investments Inc. and Assante Wealth Management. Her role included leading CI’s mentoring program, which fosters the advancement of high-potential female employees.

Ms. Murray is past Chair of the Dean’s Council at Queen’s University Law School, currently teaches Securities Regulation at Queen’s University and has taught Securities Regulation and Corporate Finance at the University of Toronto’s Global Professional Master of Laws in Business Law Program for several years.

Ms. Murray is Chair of the Board of Directors of Teck Resources Limited, a director of CI Financial Corp. and has been a director of the SickKids Foundation and a director of a number of other private and public companies.

Ms. Murray received her Bachelor of Commerce and Bachelor of Laws degrees from Queen’s University.

Jennifer Warren — Trustee of Granite REIT; Director of Granite GP

Jennifer Warren is CEO Issuer Services, North America at Computershare, a global leader in diversified financial, corporate governance and stakeholder communication for public and private companies. Ms Warren joined Computershare in December 2018 as Head of U.S. Issuer Services. Prior this role, Ms Warren was with Canadian Imperial Bank of Commerce (from 2006 to 2017), first as General Counsel (Canada) and finally as Managing Director and Head, U.S. Region and President and CEO of CIBC World Markets Corp.

Ms Warren began her career as a business lawyer with Blake, Cassels & Graydon LLP and from there joined Rogers Communications Inc, where she worked for a decade in increasingly senior roles as a member of Rogers Cable management and the RCI deal team.

Ms Warren has been a director of a number of U.S. and Canadian private companies. Today, she sits on the board of Rogers Bank, a subsidiary of Rogers Communications Inc. and the board of United Way of New York City. She is also an Entrepreneur Mentor at the Fintech Innovation Lab at the Partnership for New York City.

Ms Warren received her Bachelor of Science and Bachelor of Laws from the University of Toronto.

Kevan Gorrie — Trustee, President and Chief Executive Officer of Granite REIT; Director, President and Chief Executive Officer of Granite GP

Mr. Gorrie joined Granite as its President and Chief Executive Officer on August 1, 2018 and was appointed Trustee and a Director of Granite effective August 1, 2018. With over 20 years of corporate real estate experience in Canada, the United States and Germany, Mr. Gorrie most recently served as the President and Chief Executive Officer of Pure Industrial Real Estate Trust (‘‘PIRET’’) where he successfully grew and led the business until its strategic sale to Blackstone Property Partners and Ivanhoe´ Cambridge in May, 2018. Prior to joining PIRET, Mr. Gorrie led the industrial business for Oxford Properties Group, the real estate investment arm of a major Canadian pension fund, where he built a platform comprising 13 million square feet of income producing properties and development projects across major Canadian industrial markets, encompassing acquisition, asset management, leasing, operations and development.

Mr. Gorrie is a graduate of the civil engineering program at the University of Toronto and is a member of the Institute of Corporate Directors (ICD.D).

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Teresa Neto — Chief Financial Officer of Granite REIT; Chief Financial Officer of Granite GP

Ms. Neto joined Granite REIT as Chief Financial Officer on July 8, 2019 and is responsible for the REIT’s financial planning, accounting and reporting, tax, treasury and corporate finance activities.

Ms. Neto has over thirty years of varied business experience, including thirteen years as a CFO for publicly-traded real estate investment trusts in Canada, most recently with Pure Industrial Real Estate Trust and prior to that at Northwest Healthcare Properties REIT.

Ms. Neto holds a Chartered Professional Accountant, CA designation and has a Bachelor of Arts from Laurentian University. Ms. Neto is a member of the Institute of Corporate Directors and holds the Institute of Corporate Directors designation (ICD.D).

Lorne Kumer — Executive Vice President, Head of Global Real Estate of Granite REIT; Executive Vice-President, Head of Global Real Estate of Granite GP

Mr. Kumer oversees all aspects of Granite property operations related to Granite’s global real estate platform including asset management, acquisitions, dispositions, and development. He is also responsible for the global Magna International relationship.

Mr. Kumer has over 25 years of experience in the real estate industry working for both public and private development companies. His experience includes property development, leasing, land planning and construction. For over 15 years, Mr. Kumer has worked for Granite and Magna in various roles including the management of Granite’s North American income-producing properties portfolio. Prior to joining Granite, Mr. Kumer held senior positions in the real estate industry including Vice President at C. Hunter Real Estate Corporation in Toronto and Vice President with Peregrine Hunter Properties Ltd.

Mr. Kumer holds a Bachelor of Arts (Honours), business administration, from the Richard Ivey School of Business at the University of Western Ontario.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of Granite, except as set out below, no Trustee, Director or executive officer of Granite:

•

is, or within ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Granite REIT or Granite GP) that was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days:

•	that was issued while the Director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

•

that was issued after the Director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

To the knowledge of Granite, except as set out below, no Trustee, Director or executive officer of Granite or a unitholder or shareholder holding a sufficient number of securities to affect materially the control of Granite REIT or Granite GP, respectively:

(i)

is, as at the date of this AIF or within ten years before the date of the AIF has been, a director or executive officer of any company (including Granite REIT or Granite GP) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

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(ii)

has, within ten years prior to the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder; or

(iii)	been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Potential Conflicts of Interest

Remco Daal is President, Canadian Real Estate of QuadReal Property Group (‘‘Quadreal’’) and a member of the QuadReal Investment Committee. There may be market investment opportunities that both Granite and QuadReal pursue.

Jennifer Warren is the CEO Issuer Services, North America at Computershare. Computershare acts as Granite’s transfer agent for its Stapled Units.

AUDIT COMMITTEE

Composition of the Audit Committee

Each of Granite REIT and Granite GP has a separately designated standing audit committee (each an ‘‘Audit Committee’’), currently composed of Messrs. Miller (Chairman), Daal and Mawani, each of whom has been determined by the Board of Trustees, in the case of Granite REIT, or the Board of Directors, in the case of Granite GP, to be ‘‘independent’’ and ‘‘financially literate’’, as such terms are defined in Multilateral Instrument 52-110 — Audit Committees and ‘‘independent’’ under the corporate governance standards of the NYSE applicable to audit committees. As well, it has been determined that each of Messrs. Miller, Clow and Mawani is an ‘‘audit committee financial expert’’ within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002. The education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as a member of each Audit Committee is set forth in their respective biographies above under the heading ‘‘Management of Granite REIT’’.

Pre-Approval Policies and Procedures

Each Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the external auditor, Deloitte LLP for fiscal 2019. Each Audit Committee has established a policy to pre-approve all audit and permitted non-audit services provided to Granite by the external auditor, as well as the related fees to be paid to the external auditor.

Under such policy, the respective Audit Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to Granite REIT or Granite GP, as the case may be, in accordance with applicable law, the rules and regulations of the NYSE, and policies and procedures approved by the Board of Trustees or Board of Directors, as applicable. Each Audit Committee may delegate pre-approval authority to any of its members. The decisions of any member of an Audit Committees to whom this authority has been delegated must be presented to the full committee at its next scheduled committee meeting.

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Audit Committee’s Charter

The charter of the Audit Committee of Granite REIT is attached as Appendix A to this Annual Information Form. The charter of the Audit Committee of Granite GP is attached as Appendix B to this Annual Information Form. Each charter is also available at www.granitereit.com.

Audit Fees

The following table sets forth the fees billed to Granite by Deloitte LLP and its affiliates for professional services rendered for the fiscal years ended December 31, 2019 and 2018.

Audit Fees

Fees	2019	2018
Audit Fees(1)	$1,296,845	$859,250
Audit-Related Fees(2)	$99,510	$98,200
Tax Fees	$—	$—
All Other Fees(3)	$3,606	$3,540
Total	$1,399,961	$960,990

Notes:

(1)

Audit Fees related to the annual audit and quarterly review of Granite’s combined financial statements and services that are normally provided in connection with Granite’s statutory and regulatory filings, including the auditor attestation requirements of the Sarbanes-Oxley Act. In 2019 this category also includes fees for comfort letters, consents and review of certain documents filed with securities regulatory authorities (2018 – N/A).

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Granite’s financial statements and that are not included in category (1) above. They include fees for the audit of certain subsidiary financial statements.

(3)	All Other Fees capture fees in respect of all services not falling under any of the foregoing categories.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no Trustee, Director or executive officer of Granite, nor any person or company that beneficially owns, or controls or directs, directly or indirectly, more than ten percent of any class or series of Granite’s voting securities, or an associate or affiliate thereof, has any material interests, directly or indirectly in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or is reasonably expected to materially affect Granite.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of Granite REIT and Granite GP are Deloitte LLP, located at Bay Adelaide Centre, East Tower, 8 Adelaide Street West, Suite 200, Toronto, Ontario, M5H 0A9. The registrar and transfer agent of Stapled Units is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario. The co-transfer agent and co-registrar of Stapled Units in the United States is Computershare Trust Company, N.A. at its offices in Louisville, Kentucky.

Deloitte LLP is independent of Granite REIT and Granite GP within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB).

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LEGAL PROCEEDINGS

Granite is party to various legal actions and claims arising in the ordinary course of its business, such as litigation with contractors, suppliers, governmental authorities, sellers and purchasers. Granite believes that none of these actions or claims, either individually or in combination, has had or, in the case of current actions and claims, will have, a material adverse effect on its financial condition or results of operations.

MATERIAL CONTRACTS

Agreements in Connection with the 2011 Arrangement

In connection with the 2011 Arrangement, Granite Co., the Stronach Shareholder and the Stronach Trust entered into the Arrangement Agreement on January 31, 2011. Under the Arrangement Agreement, the parties agreed to effect certain transactions in connection with the implementation of the Arrangement. The Arrangement Agreement contains covenants, representations and warranties of and from each of Granite, the Stronach Shareholder and the Stronach Trust and various conditions precedent, both mutual and with respect to each party. Concurrently with the entering into of the Arrangement Agreement, each of Granite Co., the Stronach Shareholder, the Stronach Trust and the Initiating Shareholders entered into the Agreement with Initiating Shareholders. The Agreement with the Initiating Shareholders, among other things, provides the Initiating Shareholders with the ability to compel Granite, the Stronach Shareholder and the Stronach Trust to comply with certain obligations under the Arrangement Agreement. Each of the Arrangement Agreement and the Agreement with Initiating Shareholders are described in detail in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the Arrangement Agreement and the Agreement with Initiating Shareholders are available on SEDAR at www.sedar.com.

Immediately prior to the implementation of the 2011 Arrangement, a transfer agreement between Granite Co., the Stronach Shareholder, certain subsidiaries of the Stronach Shareholder and the Stronach Trust providing for the transfer to that purchaser of certain assumed liabilities relating to the Assets, substantially in the form attached as Schedule C to the Arrangement Agreement was declared effective. In addition, also prior to the implementation of the 2011 Arrangement, Granite Co. entered into a forbearance agreement pursuant to which Granite became restricted from entering into the horseracing or gaming business, making any debt or equity investment in, or otherwise giving financial assistance to, any entity primarily engaged in the horseracing or gaming business or entering into any transactions with, or providing any services or personnel to, any entity primarily engaged in the horseracing or gaming business, substantially in the form attached as Schedule D to the Arrangement Agreement. Each of the Transfer Agreement and the Forbearance Agreement are described in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the forms of Transfer Agreement and Forbearance Agreement are available on SEDAR at www.sedar.com.

Other Material Contracts

The following additional material contracts have been entered into by Granite and are still in effect:

(i)	the 2014 Indenture (as more fully described under ‘‘Credit Facility and Indebtedness — Other Unsecured Indebtedness’’);

(ii)	the 2016 Indenture (as more fully described under ‘‘Credit Facility and Indebtedness — Other Unsecured Indebtedness’’); and

(iii)	the Support Agreement (as more fully described under ‘‘Description of Stapled Units — Support Agreement’’).

Copies of the material contracts listed above may be found on SEDAR at www.sedar.com.

68    Granite REIT 2019 Annual Information Form

ADDITIONAL INFORMATION

Additional information relating to Granite REIT and Granite GP may be found on SEDAR at www.sedar.com under their respective SEDAR profiles. Additional information, including Trustees’, Directors’ and executive officers’ remuneration and indebtedness, principal holders of securities and securities authorized for issuance under the equity compensation plans is contained in the joint Management Information Circular/ Proxy Statement of Granite REIT and Granite GP dated May 7, 2019 for the annual general meetings of the unitholders of Granite REIT and shareholders of Granite GP held on June 13, 2019. Additional financial information is provided in the audited combined financial statements of Granite and related Management’s Discussion and Analysis for the year ended December 31, 2019.

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APPENDIX A

GRANITE REAL ESTATE INVESTMENT TRUST

AUDIT COMMITTEE CHARTER

As of March 4, 2020

I.	Purpose and Scope

The audit committee (the “Committee”) of Granite Real Estate Investment Trust (the “Trust”) is a committee of the Board of Trustees (the “Board”). The Committee shall oversee the accounting and financial reporting processes of the Trust, the audits of the Trust’s financial statements, and the Company’s risk management procedures, and shall otherwise exercise the responsibilities and duties set out in this Charter.

II.	Membership

1.    Number of Members

The Committee shall be composed of three or more members of the Board.

2.    Independence

Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Trust from time to time (the “Applicable Requirements”).

3.    Financial Literacy

Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

4.    Term

The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

5.    Chair

The members of the Committee shall elect a Chair of the Committee from among their number.

III.	Duties and Responsibilities

The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

1.    Financial Reports

(a)    General

The Committee is responsible for overseeing the Trust’s financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Trust’s financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Trust. The auditors are responsible for auditing the Trust’s annual consolidated financial statements and for reviewing the Trust’s unaudited interim financial statements.

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(b)    Review of Annual Financial Reports

The Committee shall review the annual audited combined financial statements of the Trust and Granite REIT Inc., the external auditor’s report thereon and the related management’s discussion and analysis of financial condition and results of operation (“MD&A”). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

(c)    Review of Interim Financial Reports

The Committee shall review the interim combined financial statements of the Trust and Granite REIT Inc., the external auditor’s review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

(d)    Financial Statement Review Considerations

In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

(i)	meet with management and the external auditor to discuss the financial statements and MD&A;

(ii)	review the disclosures in the financial statements;

(iii)	review the audit report or review report prepared by the external auditor;

(iv)	discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

(v)	review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

(vi)

review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

(vii)	review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

(viii)	review management’s report on the effectiveness of internal controls over financial reporting;

(ix)	review the factors identified by management as factors that may affect future financial results;

(x)	review responses received under the Trust’s Internal Reporting Procedures (as defined below); and

(xi)

review any other matters related to the Trust’s financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

Granite REIT 2019 Annual Information Form    A-2

(e)    Review of Other Financial Disclosures

The Committee shall review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Trust, press releases disclosing, or based upon, financial results of the Trust, an annual information form and any other material financial disclosure in a document that is publicly disseminated.

(f)     Review of Forward-Looking Information

The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

2.    Auditors

(a)    General

The Committee shall be responsible for oversight of the work of the auditors, including the external auditor’s work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee.

(b)    Nomination and Compensation

The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms, including the external auditor’s audit plan.

(c)    Resolution of Disagreements

The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

(d)    Discussions with External Auditor

The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

(e)    Audit Plan

The Committee shall periodically review a summary of the external auditor’s annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

(f)    Independence of External Auditor

Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Trust; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

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(g)    Evaluation of Lead Partner

The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

(h)    Requirement for Pre-Approval of Non-Audit Services

The Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to the Trust in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

(i)    Approval of Hiring Policies

The Committee shall review and approve the Trust’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Trust and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

3.    Internal Controls

(a)    General

The Committee shall review the Trust’s system of internal controls.

(b)    Establishment, Review and Approval

The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

(i)

the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Trust’s internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management’s conclusions;

(ii)	any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Trust’s periodic regulatory filings;

(iii)	any material issues raised by any inquiry or investigation by regulators;

(iv)

the Trust’s fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Trust to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

(v)

any related significant issues and recommendations of the auditors together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

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4.    Internal Audit Function

The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

5.    Internal Reporting Procedures

The Committee shall establish procedures (the “Internal Reporting Procedures”) for (a) the receipt, retention, and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Any such complaints or concerns that are received shall be submitted to the Chair of the Committee and be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management to reach a satisfactory conclusion. The Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Internal Reporting Procedures.

6.    Risk Management

The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Trust and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Trust and to the long-term viability of the Trust. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Trust and the steps implemented by manage to management these risks.

7.    Compliance with Legal and Regulatory Requirements

The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Trust; the effectiveness of the Trust’s compliance policies; and any material communications received from regulators. The Committee shall review management’s evaluation of and representations relating to compliance with specific applicable law and guidance, and management’s plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Trust and Granite REIT Inc.

8.    Audit Committee Disclosure

The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Trust’s disclosure documents.

9.    Financial Executives

The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

10.    Charter Review

The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

11.    Expenses

The Chair of the Committee shall review and approve, as required, the expenses of the President and CEO and the Chairman of the Board.

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IV.	Meetings

1.    Procedure

The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

2.    Reporting to the Board

The Chair shall provide a report to the Board on material matters considered by the Committee.

3.    In Camera Sessions

The Committee shall hold meetings, or portions of meetings, at which management is not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

V.	Delegation

The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

VI.	Outside Advisors

The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors. The Trust shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

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APPENDIX B

GRANITE REIT INC.

AUDIT COMMITTEE CHARTER

As of March 4, 2020

I.	Purpose and Scope

The audit committee (the “Committee”) of Granite REIT Inc. (the “Company”) is a committee of the Board of Directors (the “Board”). The Committee shall oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, and the Company’s risk management procedures, and shall otherwise exercise the responsibilities and duties set out in this Charter.

II.	Membership

1.    Number of Members

The Committee shall be composed of three or more members of the Board.

2.    Independence

Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Company from time to time (the “Applicable Requirements”).

3.    Financial Literacy

Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

4.    Term

The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

5.    Chair

The members of the Committee shall elect a Chair of the Committee from among their number.

III.	Duties and Responsibilities

The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

1.    Financial Reports

(a)    General

The Committee is responsible for overseeing the Company’s financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Company. The auditors are responsible for auditing the Company’s annual consolidated financial statements and for reviewing the Company’s unaudited interim financial statements.

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(b)    Review of Annual Financial Reports

The Committee shall review the annual audited combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor’s report thereon and the related management’s discussion and analysis of financial condition and results of operation (“MD&A”). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

(c)    Review of Interim Financial Reports

The Committee shall review the interim combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor’s review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

(d)    Financial Statement Review Considerations

In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

(i)	meet with management and the external auditor to discuss the financial statements and MD&A;

(ii)	review the disclosures in the financial statements;

(iii)	review the audit report or review report prepared by the external auditor;

(iv)	discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

(v)	review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

(vi)

review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

(vii)	review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

(viii)	review management’s report on the effectiveness of internal controls over financial reporting;

(ix)	review the factors identified by management as factors that may affect future financial results;

(x)	review responses received under the Company’s Internal Reporting Procedures (as defined below); and

(xi)

review any other matters related to the Company’s financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

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(e)     Review of Other Financial Disclosures

The Committee shall review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Company, press releases disclosing, or based upon, financial results of the Company, an annual information form and any other material financial disclosure in a document that is publicly disseminated.

(f)     Review of Forward-Looking Information

The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

2.    Auditors

(a)     General

The Committee shall be responsible for oversight of the work of the auditors, including the external auditor’s work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee.

(b)     Nomination and Compensation

The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms, including the external auditor’s audit plan.

(c)     Resolution of Disagreements

The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

(d)     Discussions with External Auditor

The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

(e)     Audit Plan

The Committee shall periodically review a summary of the external auditor’s annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

(f)    Independence of External Auditor

Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Company; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

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(g)    Evaluation of Lead Partner

The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

(h)    Requirement for Pre-Approval of Non-Audit Services

The Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to the Company in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

(i)    Approval of Hiring Policies

The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

3.    Internal Controls

(a)    General

The Committee shall review the Company’s system of internal controls.

(b)    Establishment, Review and Approval

The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

(i)

the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Company’s internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management’s conclusions;

(ii)	any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Company’s periodic regulatory filings;

(iii)	any material issues raised by any inquiry or investigation by regulators;

(iv)

the Company’s fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Company to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

(v)

any related significant issues and recommendations of the auditors together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

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4.    Internal Audit Function

The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

5.    Internal Reporting Procedures

The Committee shall establish procedures (the “Internal Reporting Procedures”) for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Internal Reporting Procedures shall also be available for reports of breaches of the Code of Conduct and Ethics. Any such complaints or concerns that are received shall be submitted to the Chair of the Committee and be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management to reach a satisfactory conclusion. The Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Internal Reporting Procedures.

6.    Risk Management

The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Company and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Company and to the long-term viability of the Company. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Company and the steps implemented by management to manage these risks.

7.    Compliance with Legal and Regulatory Requirements

The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Company; the effectiveness of the Company’s compliance policies; and any material communications received from regulators. The Committee shall review management’s evaluation of and representations relating to compliance with specific applicable law and guidance, and management’s plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Company and Granite Real Estate Investment Trust.

8.    Audit Committee Disclosure

The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Company’s disclosure documents.

9.    Financial Executives

The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

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10.    Charter Review

The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

11.    Expenses

The Chair of the Committee shall review and approve, as required, the expenses of the President and CEO and the Chairman of the Board.

IV.	Meetings

1.    Procedure

The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

2.    Reporting to the Board

The Chair shall provide a report to the Board on material matters considered by the Committee.

3.    In Camera Sessions

The Committee shall hold meetings, or portions of meetings, at which management is not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

V.	Delegation

The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

VI.	Outside Advisors

The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors. The Company shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

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